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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223183

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.35% Notes due April 15, 2048	$300,000,000	$37,350

Total		$37,350

(1)
The registration fee of $37,350 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-223183 filed by the registrant on February 23, 2018.

Pricing Supplement No. 26 dated March 15, 2018
(To Prospectus dated February 23, 2018 and
Prospectus Supplement dated February 23, 2018)

Medium-Term Notes—Fixed Rate

4.35% Notes due 2048

Principal Amount: $300,000,000	Issue Price (Public Offering Price):	99.814%
Net Proceeds (before expenses) to Issuer: $296,817,000	Agents' Discount Commission:	0.875%
Stated Maturity Date: April 15, 2048	Interest Rate:	4.35%
Original Issue Date: March 26, 2018	CUSIP:	05348E BE8
Interest Payment Dates: April 15 and October 15	First Interest Payment Date:	October 15, 2018

Redemption:

  ☐
  The Notes cannot be redeemed prior to the their Stated Maturity Date at the option of the issuer.
  ☒
  The Notes may be redeemed in whole or in part prior to the their Stated Maturity Date at the option of the issuer.

  Initial Redemption Date: At any time prior to the their Stated Maturity Date. See Additional/Other Terms of the Notes.

  Initial Redemption Percentage/Redemption Price: See Additional/Other Terms of the Notes.

  Annual Redemption Percentage Reduction: N/A

Optional Repayment:

  ☒
  The Notes cannot be required to be repaid prior to the applicable Stated Maturity Date at the option of the Holder of the Notes.
  ☐
  The Notes can be repaid prior to the applicable Stated Maturity Date at the option of the Holder of the Notes.

  Optional Repayment Dates:

  Repayment Price:    %

Currency:

    Specified Currency: U.S. Dollars (If other than U.S. Dollars, see attached)
    Minimum Denominations:
    (Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount ("OID"):        ☐  Yes        ☒  No

    Total Amount of OID:

    Yield to Maturity:

    Initial Accrual Period:

Form:	☒	Book-Entry ☐ Certificated
Agent:	☒	Barclays Capital Inc.	☒	Morgan Stanley & Co. LLC
	☒	Deutsche Bank Securities Inc.	☒	UBS Securities LLC
	☒	Goldman Sachs & Co. LLC	☒	Wells Fargo Securities, LLC
	☒	J.P. Morgan Securities LLC	☒	Other
	☒	Merrill Lynch, Pierce, Fenner & Smith Incorporated		☒	BB&T Capital Markets, a division of BB&T Securities, LLC
				☒	BNY Mellon Capital Markets, LLC
				☒	MUFG Securities Americas Inc.
				☒	PNC Capital Markets LLC
				☒	SunTrust Robinson Humphrey, Inc.
				☒	TD Securities (USA) LLC

Agent acting in the capacity as indicated below:

☐ Agent ☒ Principal

If as Principal:

  ☐
  The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
  ☒
  The Notes are being offered at a fixed initial public offering price of 99.814% of Principal Amount of the Notes.

If as Agent:

         The Notes are being offered at a fixed initial public offering price of          % of Principal Amount.

Exchange Rate Agent: N/A

PS-i

Additional/Other Terms of the Notes

Other Terms:

        Debt Service Test.    In connection with the issuance of the Notes, we will amend the Indenture to provide that we will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.

        Reopening of Issue.    We may, from time to time and without the consent of the noteholders, reopen an issue of notes and issue additional notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as notes of that series issued on an earlier date, except for the issue date, issue price and, if applicable, the first payment of interest. After such additional notes are issued, they will be fungible with the notes of that series issued on such earlier date.

        Optional Redemption.    The Notes may be redeemed at any time at the option of AvalonBay, in whole or in part, upon notice of not more than 45 and not less than 15 days prior to the date fixed for redemption, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued interest thereon to such redemption date and (ii) the Make-Whole Amount, if any, with respect to the Notes. If the Notes are redeemed on or after 180 days prior to the stated maturity date of the Notes (the "Par Call Date"), the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the redemption date.

        Acceleration of Maturity; Make-Whole Amount.    If an Event of Default with respect to the Notes that are then outstanding occurs and is continuing, and pursuant to Section 502 of the Indenture dated as of February 23, 2018 (the "Indenture") between AvalonBay and The Bank of New York Mellon, as trustee (the "Trustee"), the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes shall have declared the principal of, and premium, if any, on all the Notes, or such lesser amount as may be provided for in the Notes, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to AvalonBay (and to the Trustee if given by the Holders), then upon any such declaration such principal, or specified portion thereof, plus accrued interest to the date the Notes are paid, plus the Make-Whole Amount on the Notes, shall become immediately due and payable.

        If an Event of Default set forth in Section 501(5) of the Indenture occurs with respect to the Notes, such that pursuant to Section 502 of the Indenture, the principal of, and premium, if any, on all of the Notes, or such lesser amount as may be provided for in the Notes, and accrued and unpaid interest, if any, thereon, shall be immediately due and payable, without declaration or other act on the part of the Trustee or any Holder of the Notes, then the Make-Whole Amount on the Notes, if any, shall also be immediately due and payable.

        Definitions.    Terms used but not defined herein shall have the meanings set forth in the Indenture. The following terms shall have the following meanings:

        "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest, calculated by AvalonBay, excluding interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of such dollar amount if the redemption or accelerated payment had been made on the Par Call Date, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective date on which such principal and interest would have been payable if such redemption or accelerated payment had been made on the Par Call Date over (ii) the aggregate principal amount of the Notes being redeemed or paid.

        "Reinvestment Rate" means twenty (20) basis points plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index which shall be designated by AvalonBay.

Use of Proceeds

        We will use the net proceeds, after estimated issuance costs, of approximately $296,212,000 from the sale of the Notes to reduce indebtedness outstanding under our $1,500,000,000 unsecured revolving credit facility and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. Pending such uses, we may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments. Borrowings under our unsecured revolving credit facility were used to fund the acquisition, development and redevelopment of apartment communities, to repay outstanding indebtedness and for general working capital purposes.

        As of February 28, 2018, we had borrowings of approximately $202,000,000 outstanding under our unsecured revolving credit facility, as well as approximately an additional $46,906,658 used to provide letters of credit, resulting in approximately $1,251,093,342 available for borrowing under the unsecured revolving credit facility. At February 28, 2018, the outstanding tranches we had borrowed under our unsecured revolving credit facility had a weighted average interest rate of approximately 2.46% per annum. As of February 28, 2018, the weighted average maturity date of the outstanding tranches was approximately one (1) day, but the maturity of any tranches may be extended, by subsequent rollovers of each tranche, until January 31, 2021, which is the final maturity date of our unsecured revolving credit facility if we exercise our option to extend the maturity for up to nine months through the exercise of a single nine-month extension for a $1,500,000 fee. Available amounts under our unsecured revolving credit facility may also be used to provide additional letters of credit.

        Affiliates of each of the Agents are lenders under our unsecured revolving credit facility. To the extent we use the net proceeds of this offering to reduce indebtedness outstanding under our unsecured revolving credit facility or other outstanding indebtedness, such affiliates of the Agents may receive a portion of the net proceeds from this offering. See "Plan of Distribution (Conflicts of Interest)."

 Plan of Distribution (Conflicts of Interest)

        Each of the Agents has severally agreed to purchase from AvalonBay, and AvalonBay has agreed to sell to the Agents, the principal amount of Notes set forth opposite the Agent's name below:

Agent	Principal Amount
UBS Securities LLC	$48,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	48,000,000
Barclays Capital Inc.	22,500,000
Deutsche Bank Securities Inc.	22,500,000
Goldman Sachs & Co. LLC	22,500,000
J.P. Morgan Securities LLC	22,500,000
Morgan Stanley & Co. LLC	22,500,000
Wells Fargo Securities, LLC	22,500,000
MUFG Securities Americas Inc.	15,000,000
PNC Capital Markets LLC,	15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	9,750,000
BNY Mellon Capital Markets, LLC	9,750,000
SunTrust Robinson Humphrey, Inc.	9,750,000
TD Securities (USA) LLC	9,750,000

Total	$300,000,000

        Each of the Agents will receive a discount commission for the Notes to be sold by them as set forth above. The Agents propose to offer the Notes initially at the public offering price set forth above and to certain dealers at that price less a concession not in excess of 0.525% of the principal amount of the Notes. The Agents may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the Notes on sales to certain other dealers. After this offering of the Notes, the Agents may vary the public offering price and other selling terms from time to time.

        It is expected that delivery of the Notes will be made against payment therefor on or about March 26, 2018, the seventh business day following the date hereof. Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

        The offering of the Notes by the Agents is subject to receipt and acceptance and subject to the Agents' right to reject any order in whole or in part.

Conflicts of Interest

        As described in "Use of Proceeds," the net proceeds of this offering will be used to repay indebtedness outstanding under our unsecured revolving credit facility. Affiliates of each of the Agents are lenders under our unsecured revolving credit facility. To the extent that we use all or any portion of the net proceeds from the sale of the Notes to reduce indebtedness outstanding under our unsecured revolving credit facility, some of these affiliates may receive 5% or more of the proceeds from this offering and, as a result, the affiliates of such Agents may be considered to have a "conflict of interest" with us in regard to this offering.

Other Relationships

        As described in the accompanying prospectus supplement, the Agents and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, corporate trust, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In addition, the Agents and their affiliates have provided, and may in the future provide, construction loans, letter of credit facilities and other credit-related arrangements to us. The Agents and their affiliates have participated in, and may in the future participate in, debt offerings for us. In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of us. Certain of the Agents and/or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of the Notes. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        For additional information concerning the offering and sale of the Notes, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement and "Plan of Distribution" in the accompanying prospectus.

Selling Restrictions

European Economic Area

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  (ii)
  a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive").

        Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This pricing supplement and the accompanying prospectus supplement and prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

        This document is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each Agent has represented, warranted and agreed that:

  (d)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 ("FSMA')) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (e)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

Switzerland

        The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, AvalonBay or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers oflnvestments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

United Arab Emirates

        The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this pricing supplement and the accompanying prospectus supplement and prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This pricing supplement and the accompanying prospectus supplement and prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Prospectus Supplement
(To Prospectus dated February 23, 2018)

$1,000,000,000

Medium-Term Notes
Due nine months or more from date of issue

AvalonBay Communities, Inc.

The Company: AvalonBay Communities, Inc. Our executive offices are located at Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203 and our telephone number is (703) 329-6300.

Terms: We plan to offer and sell medium-term notes from time to time, in various amounts. The medium-term notes will have various terms, including the following:

  •
  Ranking as senior unsecured indebtedness of AvalonBay

  •
  Stated maturities of nine months or more from date of issue

  •
  Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of AvalonBay or noteholders

  •
  Payments in U.S. dollars or one or more foreign currencies

  •
  Minimum denominations of $1,000 or other specified denominations for foreign currencies

  •
  Book-entry, through The Depository Trust Company, or certificated form

  •
  Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more indices plus or minus a spread and/or multiplied by a spread multiplier.

  •
  Interest payments on fixed rate notes as specified in a pricing supplement and on the maturity date

  •
  Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

         We will specify the final terms for each medium-term note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

         Investing in the notes involves risks. See "Risk Factors" beginning on Page S-1.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public	Agents' discounts and commissions	Proceeds to AvalonBay
Per Note	100%	0.125% – 0.750%	99.875% – 99.250%
Total	$1,000,000,000	$1,250,000 – 7,500,000	$998,750,000 – 992,500,000

         We are offering the medium-term notes on a continuous basis to or through the agents listed below acting as agents or principals using their reasonable efforts on our behalf. AvalonBay reserves the right to cancel or modify this offer without notice. AvalonBay or an agent, if the agent solicits the offer on an agency basis, may reject any offer to purchase notes in whole or in part. See "Supplemental Plan of Distribution."

Barclays
BofA Merrill Lynch
Deutsche Bank Securities
Goldman Sachs & Co. LLC
J.P. Morgan
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities

The date of this prospectus supplement is February 23, 2018

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell these medium-term notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

        References in this prospectus supplement to "AvalonBay," "the Company," "our company," "we," "us," or "our" or similar expressions in this prospectus supplement refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

(i)

Risk Factors

        Before you invest in the medium-term notes, you should carefully consider the risks described below as well as other information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement and the documents incorporated or deemed incorporated by reference herein or therein.

There may not be any trading market for your notes.

        We cannot assure you that a trading market for your notes will be maintained or ever develop. Many factors independent of our creditworthiness may affect the trading market of your notes and the value of the applicable index or indices, or formula or formulas. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the notes;

  •
  the possibility that each index or formula may be subject to significant changes;

  •
  the method of calculating the principal, premium and interest in respect of the notes;

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the redemption features of the notes;

  •
  the amount of other securities linked to the index or formula applicable to the notes; and

  •
  the level, direction and volatility of market interest rates generally.

        Finally, because some notes may be designed for specific investment objectives or strategies, those notes will have a more limited trading market and may experience more price volatility than other forms of debt securities. The notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the notes or the liquidity of this market if one develops. This may affect the price you receive for these notes, your anticipated yield, or your ability to sell the notes at all. You should not purchase any of these notes unless you understand and know that you can bear the related investment risks.

Redemption may adversely affect your return on the notes.

        If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may also be required to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may be required to reinvest redemption proceeds at a time that is not chosen by you and generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.

Repayment procedures may limit your ability to obtain repayment of the notes.

        Your notes may be repayable at your option if specified in the pricing supplement relating to the notes. If your notes are repayable at your option under specific circumstances, you will be required to follow specified procedures. Among these procedures is a requirement that the holder must provide the Trustee with the required documentation at least 30 days and no more than 60 days prior to the repayment date. If the note is a global note, there may be additional notice deadlines imposed by DTC or any broker or other intermediary through which the notes are held. Accordingly, these repayment procedures may limit your ability to obtain repayment of the notes on an expedited basis, and your failure to comply with the repayment procedures may adversely affect your ability to obtain repayment of your notes.

The credit ratings assigned to our notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to our medium-term notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Recently, rating agencies have been criticized for not adequately reflecting risk associated with certain securities in their ratings. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of your notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.

If we issue floating rate notes with an interest rate based on LIBOR, we expect that the amount of interest payable on the floating rate notes will be set only once per floating rate note interest period based on the three-month U.S. dollar LIBOR on the applicable LIBOR determination date, and this rate may fluctuate substantially from interest period to interest period.

        In the past, the level of the three-month U.S. dollar LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR are not necessarily indicative of future levels, and the three-month U.S. dollar LIBOR could fall below its current or historical levels, which in turn would decrease the interest payable on the floating rate notes for a given interest period. Any historical upward or downward trend in the three-month U.S. dollar LIBOR is not an indication that the three-month U.S. dollar LIBOR is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month U.S. dollar LIBOR as an indication of its future performance. You should also be aware that although the actual three-month U.S. dollar LIBOR on an interest payment date or at other times during a floating rate note interest period (as defined in the applicable pricing supplement) may be higher than the three-month U.S. dollar LIBOR on the applicable LIBOR determination date (as defined in the applicable prospectus supplement), you would not benefit from the three-month U.S. dollar LIBOR at any time other than on the LIBOR determination date for such period. As a result, changes in the three-month U.S. dollar LIBOR may not result in a comparable change in the market value of any floating rate notes.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the floating rate notes.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association, or BBA, in connection with the calculation of daily LIBOR may have been underreporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

        Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere, but it is possible that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that this announcement or any such discontinuance will have on the three-month U.S. dollar LIBOR rate or the floating rate notes. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the floating rate notes.

        If a calculation agent with respect to any series of floating rate notes determines that the three-month U.S. dollar LIBOR has been discontinued, the calculation agent will determine whether to use a substitute or successor base rate comparable to three-month U.S. dollar LIBOR, provided that if the calculation agent determines there is an industry-accepted successor base rate, the calculation agent shall use such successor base rate. The calculation agent may also implement changes to the business day convention, the definition of business day and the interest determination date in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

Notes indexed to interest rates, currencies or other indices or formulas have inherent risks not associated with a conventional debt security.

        If you invest in notes indexed to one or more interest rates, currencies or composite currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of these indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.

Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes.

        An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in United States dollars. These risks include:

  •
  the possibility of significant changes in the exchange rate between the United States dollar and the applicable foreign currency or composite currency; and

  •
  the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.

        These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies or composite currencies. In addition, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the applicable currencies or composite currencies will be magnified.

        In recent years, exchange rates between the United States dollar and foreign currencies or composite currencies have been volatile and this volatility may continue or increase in the future. Fluctuations between currencies that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the foreign currency or composite currency in which a foreign currency note is payable against the United States dollar would result in a decrease:

  •
  in the United States dollar-equivalent yield of the foreign currency note;

  •
  in the United States dollar-equivalent value of the principal and premium, if any, payable on the maturity date of the foreign currency note; and

  •
  in the United States dollar-equivalent market value of the foreign currency note.

        In addition, government and monetary authorities may impose or revise exchange controls. These controls could affect exchange rates and the availability of the foreign currency or composite currency in which payments on the notes may be made. Even if there are no exchange controls, it is possible that the foreign currency or composite currency in which a payment due on a foreign currency note is to be made will not be available on the required payment date due to other circumstances beyond our control. In these cases, we may satisfy our obligations in respect of the foreign currency note in United States dollars. See "Special Provisions Relating to Foreign Currency Notes—Availability of Specified Currency."

 About This Prospectus Supplement; Pricing Supplements

        We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer the notes from time to time. The total initial public offering price of the notes that we may offer by use of this prospectus supplement is $1,000,000,000 (or the equivalent in one or more foreign currencies).

        This prospectus supplement sets forth some of the terms of the notes that we may offer. It supplements the description of our debt securities that is contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

        Each time we issue notes under this prospectus supplement, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede the information in this prospectus supplement.

        It is important for you to read and carefully consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" in the attached prospectus.

Description of the Notes

        We will issue notes as a series of debt securities, which refers to all debt securities, including the notes, issued and issuable under the Indenture. When we refer to the Indenture, we are referring to the Indenture dated as of February 23, 2018 between AvalonBay and The Bank of New York Mellon, as Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The following summary of the notes and the Indenture is not complete. You should read the descriptions under the caption "Description of Debt Securities" in the accompanying prospectus and the actual provisions of the notes and the Indenture, which we have filed as exhibits to the documents we have filed with the Securities and Exchange Commission, or the Commission. Capitalized terms used but not defined in this prospectus supplement will have the meanings given to them in the accompanying prospectus, the notes or the Indenture, as the case may be. The following description of the particular terms of the notes offered, referred to in the accompanying prospectus as the senior securities, supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior debt securities set forth in the prospectus, to which description reference is made.

        The following description of the notes applies to each note offered under this prospectus supplement unless otherwise specified in the applicable pricing supplement.

General

        All of our debt securities, including the notes, will be unsecured obligations of AvalonBay and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to mortgages and other secured indebtedness of AvalonBay, which encumber the assets of AvalonBay, and to indebtedness and other liabilities of subsidiaries of AvalonBay. Accordingly, we must satisfy these mortgages and other secured indebtedness in full before holders of the notes may realize any value from encumbered or indirectly-held properties. In addition, we will repay the notes solely from the assets of AvalonBay and, therefore, holders of the notes will not have recourse against any director, officer or stockholder of AvalonBay for repayment of the notes.

        The Indenture does not limit the aggregate amount of debt securities that we may issue. As a result, we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may also, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the Indenture in addition to the $1,000,000,000 aggregate initial offering price of the notes offered by this prospectus supplement.

        The notes of each series are currently limited to up to $1,000,000,000 aggregate initial offering price, or the equivalent in one or more foreign or composite currencies. Interest-bearing notes will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue notes that do not bear any interest currently or that bear interest at a below market rate.

        Each note will mature on any day nine months or more from its date of issue, as specified in the applicable pricing supplement, unless the principal or any installment of principal becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder's option to elect repayment or otherwise.

        Unless we otherwise specify in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in, United States dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in, one or more foreign currencies or composite currencies. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest." The currency or composite currency in which a note is denominated, whether in United States dollars or otherwise, is referred to in this prospectus supplement as the Specified Currency.

        You will be required to pay for the notes in the applicable Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies or composite currencies and vice versa. In general, commercial banks do not offer non-United States dollar checking or savings account facilities in the United States. Each agent may be prepared to arrange for the conversion of United States dollars into the applicable Specified Currency to enable you to pay for the related foreign currency note, provided that you make a request to the agent on or prior to the fifth Business Day, as defined below, preceding the date of delivery of the foreign currency note, or by any other day as determined by the agent. An agent will make each conversion on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        Interest rates offered by us with respect to the notes may differ depending upon the aggregate principal amount of notes purchased in any single transaction. Interest rates or formulas and other terms of the notes are subject to change by AvalonBay, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

        We will issue each note in fully registered form as a book-entry note represented by one or more global securities or a certificated note. The authorized denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the authorized denominations of each foreign currency note will be specified in the applicable pricing supplement.

        We will make payments of principal of, and premium, if any, and interest on, book-entry notes through the Trustee to The Depository Trust Company, referred to as DTC. See "Description of Debt Securities—Book-Entry Securities" in the accompanying prospectus.

        In the case of certificated notes, we will make payments of principal and premium, if any, due on the stated maturity date or any prior date on which the principal, or an installment of principal, of each certificated note becomes due and payable, whether by:

  •
  the declaration of acceleration;

  •
  notice of redemption at the option of AvalonBay; or

  •
  notice of the holder's option to elect repayment or otherwise in immediately available funds upon their presentation and surrender, or, in the case of any repayment on an optional repayment date, upon their presentation and surrender and a duly completed election form in accordance with the provisions described below, at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286. We will make payments of interest due on the maturity date of each certificated note to the person to whom payment of the principal and premium, if any, shall be made. We will make payments of interest due, if any, on each certificated note on any interest payment date, other than the maturity date, at the office or agency referred to above maintained by AvalonBay for this purpose or, at the option of AvalonBay, by check mailed to the address of the holder that is entitled as that address appears in the Security Register of AvalonBay.

        However, a registered holder of $10,000,000 (or, if the applicable Specified Currency is other than United States dollars, the equivalent in the Specified Currency) or more in aggregate principal amount of notes, whether having identical or different terms and provisions, will be entitled to receive interest payments on any interest payment date other than the maturity date by wire transfer of immediately available funds if the holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to that interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the registered holder. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes—Payment of principal, premium and interest."

        Unless otherwise specified in a pricing supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency is other than United States dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency, or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer, or TARGET, System is open; provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Banking Day, as defined below.

        Unless otherwise specified in a pricing supplement, "London Banking Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

        Unless otherwise specified in a pricing supplement, "Principal Financial Center" means, (i) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or (ii) the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

        Book-entry notes may be transferred or exchanged only through DTC. See "Description of Debt Securities—Book-Entry Securities" in the accompanying prospectus. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York. No service charge will be imposed for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed other than exchanges in accordance with the Indenture not involving any transfer.

Reopening of issue

        We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity, interest payment terms and CUSIP number) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series with the previously issued notes.

        Reopening of prior issues of notes.    We may, from time to time, on one or more occasions and without the consent of the holders of the applicable series of debt securities, reopen one or more issues of debt securities previously issued by AvalonBay under the Prior Indenture, as defined below. In each such instance, the debt securities that we issue would have the same terms and conditions (including maturity, interest payment terms and CUSIP number) as then-outstanding debt securities of that series that we had issued on an earlier date, except for the issue date, issue price and, if applicable, the first interest payment date. After we issue such additional debt securities, they will be fungible with the other debt securities of that series issued on such earlier date or dates. If we issue any such debt securities, we will file a pricing supplement that describes the terms of the debt securities of that series then outstanding and any additional terms applicable to the debt securities that we will issue in connection with the reopening of that series of debt securities.

        When we refer to the "Prior Indenture," we are referring collectively to (1) the original Indenture dated as of January 16, 1998, referred to as the Original Indenture, (2) a First Supplemental Indenture, dated as of January 20, 1998, (3) a Second Supplemental Indenture, dated as of July 7, 1998, (3) an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000 (the "Third Supplemental Indenture"),(4) a Fourth Supplemental Indenture, dated as of September 18, 2006, and (5) a Fifth Supplemental Indenture, dated as of November 21, 2014, each between AvalonBay and The Bank of New York Mellon (as successor trustee), as Trustee. We have filed the Original Indenture and each of the supplemental indentures referred to above as exhibits to the registration statement, and any description of the particular terms of any series of debt securities issued under the Prior Indenture that we offer as part of the reopening of that series is qualified by reference to the text of the Prior Indenture as filed.

Redemptions at the option of AvalonBay

        The notes will not be subject to, or entitled to the benefit of, any sinking fund. We may redeem the notes at our option before their stated maturity only if an initial redemption date is specified in the notes and in the pricing supplement. If indicated in the pricing supplement, we may redeem the notes at our option on any date on or after the initial redemption date. On or after the initial redemption date, if any, we may at our option redeem the related note at any time in whole, or from time to time in part, at the redemption price together with unpaid interest on the principal of the note payable to the redemption date. We must give written notice to registered holders of the notes to be redeemed not more than 60 nor less than 30 days before the redemption date, unless a different period is specified by the terms of such series of notes and in the applicable pricing supplement or prospectus supplement. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the note. The redemption price with respect to a note will initially be the initial redemption percentage of the principal amount of the note to be redeemed specified in the pricing supplement multiplied by the unpaid principal amount to be redeemed. This initial redemption percentage, if any, shall decline at each anniversary of the initial redemption date by a percentage, specified in the pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount. For a discussion of the redemption of original issue discount notes, see "—Original issue discount notes."

Repayment at the option of the holder

        The pricing supplement will indicate if the notes are repayable at the option of their registered holders on a date specified prior to the notes' maturity date and, unless otherwise specified in the pricing supplement, these notes will be repayable at a price equal to 100% of their principal amount, together with unpaid interest accrued to the date of repayment.

        In order for a note to be repaid, the Trustee must receive, at least 30 days but not more than 60 days unless a different period is specified in the applicable pricing supplement or prospectus supplement, prior to the repayment date, either:

  (1)
  in the case of a certificated note, the note with a completed "Option to Elect Repayment" form, which is located on the reverse side of the note; or

  (2)
  a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, the Financial Industry Regulatory Authority, Inc., referred to as FINRA, a commercial bank or a trust company in the United States which sets forth the following:

  (A)
  the name of the registered holder of the note,

  •
  the principal amount of the note,

  •
  the principal amount of the note to be repaid, and

  •
  the certificate number or a description of the terms of the note;

  (B)
  a statement that the option to elect repayment is being exercised; and

  (C)
  a guarantee that the note to be repaid, together with the completed "Option to Elect Repayment" form, will be received by the Trustee not later than the fifth Business Day after the date of the telegram, telex, facsimile or letter. This election by the holder of the note will only be effective if the note and completed form are received by the Trustee or its designated agent by this time.

        The exercise of the repayment option by the holder of a note will be irrevocable. The holder of a note may exercise the repayment option for less than the entire principal amount of the note. However, the principal amount of the note remaining outstanding after repayment must be in an authorized denomination.

        If a note is represented by a global note, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise the right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct participant or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a note in order to determine the deadline by which an instruction must be given in order for notice to be delivered to DTC on time. Please see "Description of Debt Securities—Book-Entry Securities—Book-Entry Procedures—The Depository Trust Company" in the accompanying prospectus.

        If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, referred to as the Exchange Act, and any other securities laws or regulations in connection with any repayment.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Interest

        The following provisions will apply to the notes unless specified differently in the applicable pricing supplement or prospectus supplement. Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or in accordance with the interest rate formula, in the case of a floating rate note, until its principal is paid or made available for payment. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment, or from and including the date of issue, if no interest has been paid or made available for payment with respect to the applicable note, to but excluding the applicable interest payment date or the maturity date, each referred to as an Interest Period.

        Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date, which is the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date, and the related interest payment date will be made on the interest payment date immediately following the next record date to the holder as of the next record date.

        Fixed rate notes.    Interest on fixed rate notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement and on the maturity date. Each fixed rate note will bear interest from the date of issue at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the related payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the maturity date, as the case may be.

        Floating rate notes.    Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Eleventh District Cost of Funds Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate, or

  •
  any other interest rate basis or interest rate formula that is specified in the pricing supplement.

        Each pricing supplement will specify the terms of the floating rate note being offered, including:

  •
  whether the floating rate note is:

  (1)
  a Regular Floating Rate Note,

  (2)
  a Floating Rate/Fixed Rate Note, or

    (3)
    an Inverse Floating Rate Note,

  •
  the fixed rate commencement date, if applicable,

  •
  the fixed interest rate, if applicable,

  •
  the interest rate basis or bases,

  •
  the interest rate in effect from the date of issue until the date on which this interest rate on the related floating rate note will be reset,

  •
  the date on which the interest rate on the related floating rate note will be reset,

  •
  the interest payment period and dates,

  •
  the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated, referred to as the Index Maturity,

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, if any,

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period, if any,

  •
  the number of basis points to be added to or subtracted from the related interest rate basis or bases, referred to as the Spread,

  •
  the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate, referred to as the Spread Multiplier,

  •
  if one or more of the specified interest rate bases is LIBOR, the Index Currency and the Designated LIBOR Page, and

  •
  if one or more of the specified interest rate bases is the CMT Rate, the Designated CMT Moneyline Telerate Page and Designated CMT Maturity Index.

        The interest rate borne by the floating rate notes will be determined as follows:

        Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached or as having "Other/Additional Provisions" apply relating to a different interest rate formula, it will be a Regular Floating Rate Note and, except as described below or in a pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a Floating Rate/Fixed Rate Note, then, except as described below or in a pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on the Floating Rate/Fixed Rate Note will be payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate, and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the fixed interest rate, if the rate is specified in the pricing supplement, or if no fixed interest rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

        Inverse Floating Rate Notes.    If a floating rate note is designated as an Inverse Floating Rate Note, it will bear interest at the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the Inverse Floating Rate Note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on the Inverse Floating Rate Note is payable will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate.

        Each interest rate basis shall be the rate determined in accordance with the provisions below. The interest rate in effect on each day will be:

  •
  if the day is an interest reset date, the interest rate determined as of the interest determination date, as defined below, immediately preceding the interest reset date, or

  •
  if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

        Interest reset dates.    The pricing supplement will specify whether the interest rate on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or any other basis (each referred to in this prospectus supplement as an interest reset period), and the dates on which the interest rate on the related floating rate note will be reset (each referred to in this prospectus supplement as an interest reset date). The interest reset date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

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  weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes where the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week, except as described below;

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  monthly—the third Wednesday of each month, with the exception of monthly reset floating rate notes where the Eleventh District Cost of Funds Rate is an applicable interest rate basis, which will reset on the first calendar day of the month;

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  quarterly—the third Wednesday of March, June, September and December of each year;

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  semiannually—the third Wednesday of the two months specified in the pricing supplement; and

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  annually—the third Wednesday of the month specified in the pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the date on which interest on a fixed rate basis begins to accrue.

        If any interest reset date for any floating rate note would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, then the interest reset date will be the immediately preceding Business Day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable interest rate basis, if the interest determination date would otherwise fall on an interest reset date, the particular interest reset date will be postponed to the next succeeding Business Day.

        Maximum and minimum interest rates.    A floating rate note may have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period, referred to as a maximum interest rate, and

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  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period, referred to as a minimum interest rate.

        The Indenture is, and any notes issued under the Indenture will be, governed by and construed in accordance with the laws of the State of New York. In addition to any maximum interest rate that may apply to any floating rate note, the interest rate will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Interest payments.    Each pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the floating rate note until the principal of the note is paid or otherwise made available for payment. Except as provided below or in the pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the pricing supplement;

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  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months of each year specified in the pricing supplement;

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  annually—the third Wednesday of the month of each year specified in the pricing supplement; and

  •
  at the maturity date.

        If any interest payment date for any floating rate note, other than an interest payment date at maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis and if the Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day unless specified otherwise in the applicable pricing supplement. If the maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

        All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent, or in the case of a foreign currency or composite currency to the nearest unit, with one-half cent or unit being rounded upwards. These and other specific provisions relating to interest payments may be varied as disclosed in a pricing supplement.

        With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

  •
  In the case of floating rate notes for which the interest rate basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of floating rate notes for which the interest rate basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

  •
  In the case of floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable interest rate bases specified in the pricing supplement applied.

        Interest determination dates.    The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be determined by the calculation agent and calculated on or prior to the calculation date, as specified below, except with respect to LIBOR and the Eleventh District Costs of Funds Rate, which will be calculated on the interest determination date.

  •
  The interest determination date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding each interest reset date for the related note.

  •
  The interest determination date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

  •
  The interest determination date with respect to LIBOR will be the second London Banking Day immediately preceding each interest reset date, unless the Index Currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date, unless otherwise specified in a pricing supplement.

  •
  The interest determination date with respect to the Treasury Rate will be the day in the week in which the related interest reset date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday and if an auction is held on the Friday of the week preceding the related interest reset date, the related interest determination date will be the preceding Friday.

  •
  If the interest rate of a note is determined with reference to two or more interest rate bases, then the interest determination date for the note will be the most recent Business Day, which is at least two Business Days prior to the applicable interest reset date on which each interest rate basis is determinable.

  •
  The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the interest reset date for the floating rate note on which each interest rate basis is determinable.

  •
  Each interest rate basis will be determined accordingly, and the applicable interest rate will commence on the applicable interest reset date.

        Calculation date.    Unless otherwise specified in the applicable pricing supplement, the Trustee will be the calculation agent with respect to any floating rate note. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to that floating rate note, unless otherwise provided in the pricing supplement. Unless provided otherwise in a pricing supplement, the calculation date, if applicable, pertaining to any interest determination date will be the earlier of:

  •
  the tenth calendar day after the interest determination date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

  •
  the Business Day immediately preceding the interest payment date or maturity, as the case may be.

        The calculation agent will determine each interest rate basis in accordance with the following provisions, unless otherwise specified by a pricing supplement:

        CD Rate.    "CD Rate" means:

        (1)   the rate on the particular interest determination date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the caption "CDs (secondary market)", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by us for negotiable United States dollar certificates of deposit of major United States dollar money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

        (4)   if the dealers selected by us are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

        CMT Rate.    "CMT Rate" means:

        (1)   if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace the specified page on that service, referred to as Telerate Page 7051, for the particular interest determination date, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the rate on the particular interest determination date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates, each referred to as a Reference Dealer, selected by us from five Reference Dealers selected by us and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by us from five Reference Dealers selected by us and eliminating the highest quotation, or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

        (2)   if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

          (a)   the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace the specified page on that service, referred to as, Telerate Page 7052, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (b)   if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

          (c)   if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls, or

          (d)   if the rate referred to in clause (c) is not published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

        Commercial Paper Rate.    "Commercial Paper Rate" means:

        (1)   the Money Market Yield, as defined below, on the particular interest determination date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by us for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

        (4)   if the dealers selected by us are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.

        "Money Market Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 – (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

        Eleventh District Cost of Funds Rate.    "Eleventh District Cost of Funds Rate" means:

        (1)   the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058, or any other page as may replace the specified page on that service, referred to as Telerate Page 7058, as of 11:00 A.M., San Francisco time, on that interest determination date, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, referred to as the Index, by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, or

        (3)   if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

        Federal Funds Rate.    "Federal Funds Rate" means:

        (1)   the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate, or any successor service, on page 120, or any other page as may replace the specified page on that service, referred to as Telerate Page 120, or

        (2)   if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by us prior to 9:00 A.M., New York City time, on that interest determination date, or

        (4)   if the brokers selected by us are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

        LIBOR.    Unless the pricing supplement for a series of notes provides otherwise, "LIBOR" means:

        (1)   if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular interest determination date, or

        (2)   if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date, or

        (3)   if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (4)   if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (5)   if the banks selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

Unless the pricing supplement for a series of notes provides otherwise, "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

Unless the pricing supplement for a series of notes provides otherwise, "LIBOR Page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

  •
  if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

        Prime Rate.    "Prime Rate" means:

        (1)   the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan", or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Bloomberg as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date, or

        (4)   if fewer than four rates referred to in clause (3) are published by 3:00 p.m., New York City time, on the related calculation date, the rate on the interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in The City of New York selected by us, or

        (5)   if the banks selected by us are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

        Treasury Rate.    "Treasury Rate" means:

        (1)   the rate from the auction held on the interest determination date, referred to as the Auction, of direct obligations of the United States, or Treasury Bills, having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56, or any other page as may replace that page on that service, referred to as Telerate Page 56, or page 57, or any other page as may replace that page on that service, referred to as Telerate Page 57, or

        (2)   if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

        (3)   if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

        (4)   if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (5)   if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (6)   if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by us, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

        (7)   if the dealers selected by us are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

        "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N 360 – (D × M)	×	100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other provisions; addenda

        Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the notes, may be modified by the terms as specified under "Other/Additional Provisions" on the face of the notes or in an addendum relating to the notes, if specified on the face of the notes, and in the pricing supplement.

Amortizing Notes

        We may offer amortizing notes. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on that amortizing note and then to the reduction of its unpaid principal amount. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the pricing supplement, including a table setting forth repayment information in respect of each amortizing note.

Original issue discount notes

        We may offer notes from time to time that have an issue price that is less than 100% of their principal amount, referred to as discount notes. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a discount note and 100% of the principal amount is referred to as the discount. In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

        (1)   the issue price, increased by any accruals of discount, and, in the event of any redemption of the discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement, as adjusted by the annual redemption percentage reduction, if applicable, specified in the applicable pricing supplement; plus

        (2)   any unpaid interest on the discount note accrued from the date of issue to the date of the redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, the discount will accrue using a constant yield method:

  •
  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the period from the date of issue to the initial interest payment date for a discount note, referred to as the initial period, corresponds to the shortest period between interest payment dates for the applicable discount note with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of the discount note will not be accelerated.

  •
  If the initial period is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued.

  •
  If the initial period is longer than the compounding period, then this period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

        The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, referred to as the Code, discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Federal Income Tax Considerations and Consequences of Your Investment" in the accompanying prospectus.

Indexed notes

        We may issue notes with the amount of principal, premium and/or interest payable to be determined with reference:

  •
  to the price or prices of specified commodities or stocks;

  •
  to the exchange rate of one or more designated currencies, including a composite currency, relative to an indexed currency; or

  •
  to any other price(s) or exchange rate(s), as specified in the applicable pricing supplement.

        We refer to these types of notes in this prospectus supplement as indexed notes.

        Holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of the indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of indexed notes, particular historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement. See also "Risk Factors."

Book-entry notes

        The notes offered by means of this prospectus supplement may be issued in whole or in part in book-entry form. For a description of the terms and arrangements with respect to book-entry notes, see "Description of Debt Securities—Book-Entry Securities" in the accompanying prospectus. Any additional or differing terms with respect to the book-entry notes will be described in the applicable pricing supplement.

Special Provisions Relating to Foreign Currency Notes

General

        Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is incomplete. AvalonBay and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, the foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these matters. See "Risk Factors—Fluctuations in exchange rates and modification of exchange controls may impair your investment in the notes."

Payment of principal, premium and interest

        Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on a foreign currency note in the applicable Specified Currency, or, if this Specified Currency is not at the time of the payment legal tender for the payment of public and private debts, in any other coin or currency of the country which issued the Specified Currency which is at the time of the payment is legal tender for the payment of the debts. Any amounts payable by AvalonBay in the Specified Currency will, unless otherwise specified in the applicable pricing supplement, be converted by the exchange rate agent named in the applicable pricing supplement into United States dollars for payment to holders. However, the holder of a foreign currency note may elect to receive any amounts in the Specified Currency.

        Any United States dollar amount to be received by a holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers, one of whom may be the exchange rate agent, selected by the exchange rate agent and approved by AvalonBay for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on the payment date, in the aggregate amount of the Specified Currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the foreign currency notes by deductions from these payments. If three bid quotations are not available, payments will be made in the Specified Currency.

        A holder of a foreign currency note may elect to receive all or a specified portion of any payment of the principal of, and premium, if any, and/or interest, if any, on the foreign currency note in the Specified Currency by submitting a written request for this payment to AvalonBay at the office or agency maintained by AvalonBay for this purpose in the Borough of Manhattan, The City of New York on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. This written request may be mailed or hand delivered or sent by cable, telex, or other form of facsimile transmission. A holder of a foreign currency note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of the principal, premium, if any, and/or interest and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the maturity date, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact the broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

        We will make payments of the principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in United States dollars in the manner specified with respect to notes denominated in United States dollars. See "Description of the Notes—General." We will make payments of interest on foreign currency notes which are to be made in the Specified Currency on an interest payment date other than the maturity date by check mailed to the address of the holders of the foreign currency notes, as they appear in the security register, subject to the right to receive an interest payments by wire transfer of immediately available funds under circumstances described under "Description of the Notes—General."

        We will make payments of principal of, and premium, if any, and/or interest, if any, on foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by each holder, provided that the bank has the appropriate facilities and that the applicable foreign currency note is presented and surrendered at the principal corporate trust office of the Trustee in time for the Trustee to make these payments in the funds in accordance with its normal procedures.

        Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a Global Note or securities representing book-entry notes payable in a Specified Currency other than United States dollars that elects to receive payments of principal, premium, if any, and/or interest in the Specified Currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity date. The participant must notify DTC of this election on or prior to the third Business Day after the record date or at least 12 calendar days prior to the maturity date and DTC will notify the Trustee of this election on, or prior to, the fifth Business Day after the record date, or at least ten calendar days prior to the maturity date. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to DTC, and by DTC to the Trustee, on or prior to the applicable dates, then the beneficial owner will receive payments in the applicable Specified Currency.

Availability of Specified Currency

        If the Specified Currency for a foreign currency note is not available for the required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control we will be entitled to satisfy our obligations to the holder of the foreign currency note by making the payment in United States dollars on the basis of the Market Exchange Rate, as defined below, on the second Business Day prior to the payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

        The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by, or if not certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under these circumstances, where the required payment is in a Specified Currency other than United States dollars, will not constitute an Event of Default under the Indenture with respect to the notes.

        All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Governing law and judgments

        The notes will be governed by and construed in accordance with the laws of the State of New York. Under current New York law, where a cause of action is based upon an obligation denominated in a non-United States currency, a state court in the State of New York rendering a judgment on an obligation would be required to render its judgment in the non-United States currency, and this judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The holders of these notes could be subject to exchange rate fluctuations occurring after the judgment is rendered. It is not certain, however, that a non-New York court would follow the same rules with respect to conversion.

 Supplemental Plan of Distribution

        We are offering the notes on a continuous basis for sale to or through Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, or through one or more other member firms of FINRA, as may be designated or approved by AvalonBay and identified in the applicable pricing supplement. Each of these agents may purchase notes, as principal, from AvalonBay from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent(s), or, if specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of their principal amount, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, we will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through the agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent at the time of sale.

        Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of its principal amount less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from AvalonBay as principal to other dealers for resale to investors and other purchasers, and may allow all or any portion of the discount received in connection with that purchase from AvalonBay to those dealers. After the initial offering of notes, the offering price in the case of notes to be resold on a fixed price basis, the concession and the discount may be changed.

        We may sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We will not pay any commission on notes that we sell directly. We may offer notes to or through additional agents named in the applicable pricing supplement.

        We may withdraw, cancel or modify an offer made without notice and may reject offers in whole or in part, whether placed directly with us or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

        Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the Specified Currency in The City of New York on the date of settlement. See "Description of the Notes—General."

        Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents have advised AvalonBay that they may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and any of these sales and purchases may be discontinued at any time without notice. There can be no assurance that there will be a secondary market for the notes or that there will be liquidity in a secondary market if one develops. The agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, referred to as the Securities Act. AvalonBay has agreed to indemnify the several agents against liabilities, including liabilities under the Securities Act, or contribute to payments the agents may be required to make in respect in accordance with the Securities Act. AvalonBay has agreed to reimburse the agents for other expenses.

        The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, certain of the agents and/or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

        In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the agents will be permitted to engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in notes, for example, they sell notes in an aggregate principal amount exceeding the amount referred to in the applicable pricing supplement, these agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of these purchases. The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such agent in stabilizing or short covering transactions. Finally, the syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in the market to cover a short position or to stabilize the price of the notes. The agents are not required to engage in any of these activities and may end any of them at any time.

        Neither AvalonBay nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that these transactions described in the preceding paragraph may have on the price of notes. In addition, neither AvalonBay nor any of the agents makes any representation that the agents will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

        From time to time, we may sell other Securities referred to in the accompanying prospectus. These offerings may be concurrent with an offering of the notes through the agents.

Legal Matters

        Certain legal matters relating to the notes will be passed upon for AvalonBay by Goodwin Procter LLP, Boston, Massachusetts. O'Melveny & Myers LLP, San Francisco, California, will pass upon certain legal matters relating to the notes for the agents.

Prospectus

AVALONBAY COMMUNITIES, INC.

Debt Securities
Preferred Stock
Common Stock

        This prospectus provides you with a general description of debt and equity securities that AvalonBay Communities, Inc. may offer and sell from time to time. We may sell these securities independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus, including the names of any underwriters, dealers or agents involved in the sale of any securities. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "AVB."

        Investing in our securities involves various risks. Beginning on page 1, we have discussed several "Risk Factors" that you should consider before investing in our securities.

February 23, 2018

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Risk Factors	1
Forward-looking Statements	14
About this Prospectus	15
Where You Can Find More Information	15
About AvalonBay Communities, Inc.	16
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends	18
Ratios of Earnings to Fixed Charges	18
How We Intend to Use the Proceeds	18
Description of Debt Securities	18
Description of Preferred Stock	41
Description of Common Stock	47
Limits on Ownership of Stock	48
Federal Income Tax Considerations and Consequences of Your Investment	50
Plan of Distribution	74
Experts	74
Legal Matters	74

        Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Risk Factors

        Before you invest in our securities, you should be aware that there are risks in making the investment, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our securities. This section includes or refers to forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) other documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed under "Forward-Looking Statements" below.

Development, redevelopment, construction and operating risks could affect our profitability.

        We intend to continue to develop and redevelop apartment home communities. These activities can include long planning and entitlement timelines and can involve complex and costly activities, including significant environmental remediation or construction work in high-density urban areas. These activities may be exposed to the following risks:

  •
  we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

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  occupancy rates and rents at a community may fail to meet our original expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

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  we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

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  we may incur costs that exceed our original estimates due to increased material, labor or other costs;

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  we may be unable to complete construction and lease-up of a community on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

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  we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a community, which may cause us to delay or abandon an opportunity;

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  we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties (such as the construction of shared infrastructure or other improvements); and

  •
  we may incur liability if our communities are not constructed and operated in compliance with the accessibility provisions of the Americans with Disabilities Acts, the Fair Housing Act or other federal, state or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants, and a requirement that we undertake structural modifications to remedy the noncompliance.

        We estimate construction costs based on market conditions at the time we prepare our budgets, and our projections include changes that we anticipate but cannot predict with certainty. Construction costs may increase, particularly for labor and certain materials and, for some of our Development Communities and Development Rights (as defined in our Form 10-K report for the fiscal year ended December 31, 2017 and subsequent reports we file with the SEC), the total construction costs may be higher than the original budget. Total capitalized cost includes all capitalized costs incurred and projected to be incurred to develop or redevelop a community, determined in accordance with GAAP, including:

  •
  land and/or property acquisition costs;

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  fees paid to secure air rights and/or tax abatements;

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  construction or reconstruction costs;

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  costs of environmental remediation;

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  real estate taxes;

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  capitalized interest and insurance;

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  loan fees;

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  permits;

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  professional fees;

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  allocated development or redevelopment overhead; and

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  other regulatory fees.

        Costs to redevelop communities that have been acquired have, in some cases, exceeded our original estimates and similar increases in costs may be experienced in the future. We cannot assure you that market rents in effect at the time new development or redevelopment communities complete lease-up will be sufficient to fully offset the effects of any increased construction or reconstruction costs.

        The construction and maintenance of our communities includes a risk of major casualty events that could materially damage our property and the property of others and pose the risk of personal injury. While we carry insurance for such risks in amounts we deem reasonable, we cannot assure that such insurance will be adequate, and when we have incurred and in the future may incur such casualties, we are subject to losses on account of deductibles and self-insured amounts in any event. Such casualties may also expose us in the future to higher insurance premiums, greater construction or operating costs (either voluntarily assumed by us or as a result of new local regulations), and risks to our reputation among prospective residents or municipalities from which we may seek approvals in the future, all of which could have a material adverse effect on our business and our financial condition and results of operations.

Unfavorable changes in market and economic conditions could adversely affect occupancy, rental rates, operating expenses, and the overall market value of our real estate assets.

        Local conditions in our markets significantly affect occupancy, rental rates and the operating performance of our communities. The risks that may adversely affect conditions in those markets include the following:

  •
  corporate restructurings and/or layoffs, industry slowdowns and other factors that adversely affect the local economy;

  •
  an oversupply of, or a reduced demand for, apartment homes;

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  a decline in household formation or employment or lack of employment growth;

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  the inability or unwillingness of residents to pay rent increases;

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  rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents sufficiently to offset increases in operating costs; and

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  economic conditions that could cause an increase in our operating expenses, such as increases in property taxes, utilities, compensation of on-site associates and routine maintenance.

Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our operations or expose us to liability.

        We must develop, construct and operate our communities in compliance with numerous federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, landlord/tenant laws and other laws generally applicable to business operations. Noncompliance with laws could expose us to liability.

        Lower revenue growth or significant unanticipated expenditures may result from our need to comply with changes in (i) laws imposing remediation requirements and the potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions, (ii) rent control or rent stabilization laws or other residential landlord/tenant laws, or (iii) other governmental rules and regulations or enforcement policies affecting the development, use and operation of our communities, including changes to building codes and fire and life-safety codes.

        We have seen a recent increase in municipalities considering or being urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions which could limit our ability to raise rents based solely on market conditions. Depending on the nature of such laws or regulations and the number of our communities that become subject to any such restriction on rent increases, our revenues and net income could be adversely affected. For example, in 2016 in Mountain View, California, the voters passed a referendum that limits rent increases on existing tenants (but not on new move-ins) in communities built before 1995. We have three communities with a total of 946 apartment homes that are subject to the new law. We are aware of efforts in other municipalities to enact similar controls, as well as an effort in California to overturn a state law that currently limits municipal rent control in that state to (i) apartments built before 1995 and (ii) renewal increases in rent (not new tenancies upon a vacancy).

Short-term leases expose us to the effects of declining market rents.

        Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.

Competition could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rental rates.

Attractive investment opportunities may not be available, which could adversely affect our profitability.

        We expect that other real estate investors, including insurance companies, pension and investment funds, other REITs and other well-capitalized investors, will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability for new investments.

Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings, and common stock price, among other things.

        In periods when the capital and credit markets experience significant volatility, the amounts, sources and cost of capital available to us may be adversely affected. We primarily use external financing to fund construction and to refinance indebtedness as it matures. If sufficient sources of external financing are not available to us on cost effective terms, we could be forced to limit our development and redevelopment activity and/or take other actions to fund our business activities and repayment of debt, such as selling assets, reducing our cash dividend or paying out less than 100% of our taxable income. To the extent that we are able and/or choose to access capital at a higher cost than we have experienced in recent years (reflected in higher interest rates for debt financing or a lower stock price for equity financing), absent changes in other factors, our earnings per share and cash flows could be adversely affected. In addition, the price of our common stock may fluctuate significantly and/or decline in a high interest rate or volatile economic environment. We believe that the lenders under our Credit Facility will fulfill their lending obligations thereunder, but if economic conditions deteriorate, there can be no assurance that the ability of those lenders to fulfill their obligations would not be adversely impacted.

Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks associated with debt financing, including the risk that our available cash will be insufficient to meet required payments of principal and interest on our debt. In this regard, in order for us to continue to qualify as a REIT, we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding any net capital gain. This requirement limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that a refinancing will not be done on as favorable terms; either of these outcomes could have a material adverse effect on our financial condition and results of operations.

Rising interest rates could increase interest costs and could affect the market price of our common stock.

        We currently have, and may in the future incur, contractual variable interest rate debt. In addition, we regularly seek access to both fixed and variable rate debt financing to repay maturing debt and to finance our development and redevelopment activity. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our common stock.

Bond financing and zoning compliance requirements could limit our income, restrict the use of communities and cause favorable financing to become unavailable.

        We have financed some of our apartment communities with obligations issued by local government agencies because the interest paid to the holders of this debt is generally exempt from federal income taxes and, therefore, the interest rate is generally more favorable to us. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by mortgages on our communities. As a condition to obtaining tax-exempt financing, or on occasion as a condition to obtaining favorable zoning in some jurisdictions, we will commit to make some of the apartments in a community available to households whose income does not exceed certain thresholds (e.g., 50% or 80% of area median income), or who meet other qualifying tests. As of December 31, 2017, 5.9% of our apartment homes at current operating communities were under income limitations such as these. These commitments, which may run without expiration or may expire after a period of time (such as 15 or 20 years), may limit our ability to raise rents and, as a consequence, may also adversely affect the value of the communities subject to these restrictions.

        In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon if we do not redeem the bonds.

Risks related to indebtedness.

        We have a Credit Facility with a syndicate of commercial banks. Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, subject to compliance with outstanding debt covenants, we could incur more debt, resulting in an increased risk of default on our obligations and an increase in debt service requirements that could adversely affect our financial condition and results of operations.

        The mortgages on properties that are subject to secured debt, our Credit Facility and the indenture under which a substantial portion of our debt was issued contain customary restrictions, requirements and other limitations, as well as certain financial and operating covenants, including maintenance of certain financial ratios. Maintaining compliance with these restrictions could limit our flexibility. A default in these requirements, if uncured, could result in a requirement that we repay indebtedness, which could materially adversely affect our liquidity and increase our financing costs.

        The mortgages on properties that are subject to secured debt generally include provisions which stipulate a prepayment penalty or payment that we will be obligated to pay in the event that we elect to repay the mortgage note prior to the earlier of (i) the stated maturity of the note, or (ii) the date at which the mortgage note is prepayable without such penalty or payment. If we elect to repay some or all of the outstanding principal balance for our mortgage notes, we may incur prepayment penalties or payments under these provisions which could adversely affect our results of operations.

Failure to maintain our current credit ratings could adversely affect our cost of funds, related margins, liquidity and access to capital markets.

        There are two major debt rating agencies that routinely evaluate and rate our debt. Their ratings are based on a number of factors, which include their assessment of our financial strength, liquidity, capital structure, asset quality, amount of real estate under development, and sustainability of cash flow and earnings, among other factors. If market conditions change, we may not be able to maintain our current credit ratings, which could adversely affect our cost of funds and related margins, liquidity and access to capital markets.

Debt financing may not be available and equity issuances could be dilutive to our stockholders.

        Our ability to execute our business strategy depends on our access to cost effective debt and equity financing. Debt financing may not be available in sufficient amounts or on favorable terms. If we issue additional equity securities, the interests of existing stockholders could be diluted.

Failure to generate sufficient revenue or other liquidity needs could limit cash flow available for distributions to stockholders.

        A decrease in rental revenue, or liquidity needs such as the repayment of indebtedness or funding of our development activities, could have an adverse effect on our ability to pay distributions to our stockholders. Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

The form, timing and/or amount of dividend distributions in future periods may vary and be impacted by economic and other considerations.

        The form, timing and/or amount of dividend distributions will be declared at the discretion of the Board of Directors and will depend on actual cash from operations, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code") and other factors as the Board of Directors may consider relevant. The Board of Directors may modify our dividend policy from time to time.

We may choose to pay dividends in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive.

        We may distribute taxable dividends that are payable in part in our stock, as we did in the fourth quarter of 2008. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash dividend received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, the trading price of our stock would experience downward pressure if a significant number of our stockholders sell shares of our stock in order to pay taxes owed on dividends.

We may experience regulatory or economic barriers to selling apartment communities that could limit liquidity and financial flexibility.

        Potential difficulties in selling real estate in our markets may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions. Federal tax laws may limit our ability to earn a gain on the sale of a community (unless we own it through a subsidiary which will incur a taxable gain upon sale) if we are found to have held, acquired or developed the community primarily with the intent to resell the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders. In addition, real estate in our markets can at times be difficult to sell quickly at prices we find acceptable.

Acquisitions may not yield anticipated results.

        Our business strategy includes acquiring as well as developing communities. Our acquisition activities may be exposed to the following risks:

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  an acquired property may fail to perform as we expected in analyzing our investment; and

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  our estimate of the costs of operating, repositioning or redeveloping an acquired property may prove inaccurate.

Failure to succeed in new markets, or with new brands and community formats, or in activities other than the development, ownership and operation of residential rental communities may have adverse consequences.

        We may from time to time commence development activity or make acquisitions outside of our existing market areas if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating rental communities does not ensure that we will be able to operate successfully in new markets, should we choose to enter them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local apartment market conditions; an inability to obtain land for development or to identify appropriate acquisition opportunities; an inability to hire and retain key personnel; and a lack of familiarity with local governmental and permitting procedures.

        Although we are primarily in the multifamily business, we also own and lease ancillary retail space when retail represents the best use of the space, as is often the case with large urban in-fill developments. We also may engage or have an interest in for-sale activity. We may be unsuccessful in owning and leasing retail space at our communities or in developing real estate with the intent to sell, which could have an adverse effect on our results of operations.

Land we hold with no current intent to develop may be subject to future impairment charges.

        We own parcels of land that we do not currently intend to develop. In the event that the fair market value of a parcel changes such that we determine that the carrying basis of the parcel reflected in our financial statements is greater than the parcel's then current fair value, less costs to dispose, we would be subject to an impairment charge, which would reduce our net income.

We are exposed to various risks from our real estate activity through joint ventures.

        Instead of acquiring or developing apartment communities as a wholly-owned investment, at times we may invest in real estate as a partner or a co-venturer with other investors. Joint venture investments (including investments through partnerships or limited liability companies) involve risks, including the possibility that our partner might become insolvent or otherwise refuse to make capital contributions when due; that we may be responsible to our partner for indemnifiable losses; that our partner might at any time have business goals that are inconsistent with ours; and that our partner may be in a position to take action or withhold consent contrary to our instructions or requests. Frequently, we and our partner may each have the right to trigger a buy-sell arrangement that could cause us to sell our interest, or acquire our partner's interest, at a time when we otherwise would not have initiated such a transaction.

We are exposed to risks associated with investment in and management of discretionary real estate investment funds and joint ventures.

        We have investment interests in several investment funds and joint ventures (collectively, the "ventures") ranging from 20.0% to 94.0%. The ventures present risks, including the following:

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  our subsidiaries that are the general partner or managing member of the ventures are generally liable, under applicable law or the governing agreement of a venture, for the debts and obligations of the respective venture, subject to certain exculpation and indemnification rights pursuant to the terms of the governing agreement;

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  investors in the ventures holding a majority of the equity interests may remove us as the general partner or managing member in certain cases involving cause;

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  while we have broad discretion to manage the ventures, the investors or an advisory committee comprised of representatives of the investors must approve certain matters, and as a result we may be unable to cause the ventures to implement certain decisions that we consider beneficial; and

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  we may be liable and/or our status as a REIT may be jeopardized if either the ventures, or the REIT entities associated with the ventures, fail to comply with various tax or other regulatory matters.

The governance provisions of our joint ventures with Equity Residential could adversely affect our flexibility in dealing with such joint venture assets and liabilities.

        In connection with the Archstone Acquisition, we created joint ventures with Equity Residential that manage or have an interest in certain of the acquired assets and liabilities. These structures involve participation in the ventures by Equity Residential whose interests and rights may not be the same as ours. Joint ownership of an investment in real estate involves risks not associated with direct ownership of real estate, including the risk that Equity Residential may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint ventures or the timing of the termination and liquidation of the joint ventures. Under the form for the joint venture arrangements, neither we nor Equity Residential expect to individually have the sole power to control the ventures, and an impasse could occur, which could adversely affect the applicable joint venture and decrease potential returns to us and our investors.

We rely on information technology in our operations, and any breach, interruption or security failure of that technology could have a negative impact on our business, results of operations, financial condition and/or reputation.

        Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber attacks.

        We collect and hold personally identifiable information of our residents and prospective residents in connection with our leasing and property management activities, and we collect and hold personally identifiable information of our associates in connection with their employment. In addition, we engage third party service providers that may have access to such personally identifiable information in connection with providing necessary information technology and security and other business services to us.

        We address potential breaches or disclosure of this confidential personally identifiable information by implementing a variety of security measures intended to protect the confidentiality and security of this information including (among others) engaging reputable, recognized firms to help us design and maintain our information technology and data security systems, including testing and verification of their proper and secure operations on a periodic basis. We also maintain cyber risk insurance to provide some coverage for certain risks arising out of data and network breaches.

        However, there can be no assurance that we will be able to prevent unauthorized access to this information. Any failure in or breach of our operational or information security systems, or those of our third party service providers, as a result of cyber attacks or information security breaches could result in a wide range of potentially serious harm to our business operations and financial prospects, including (among others) disruption of our business and operations, disclosure or misuse of confidential or proprietary information (including personal information of our residents and/or associates), damage to our reputation, and/or potentially significant legal and/or financial liabilities and penalties.

We are exposed to risks that are either uninsurable, not economically insurable or in excess of our insurance coverage, including risks discussed below.

        Earthquake risk.    Many of our West Coast communities are located in the general vicinity of active earthquake faults. We cannot assure you that an earthquake would not cause damage or losses greater than insured levels. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

        Insurance coverage for earthquakes can be costly and in limited supply. As a result, we may experience shortages in desired coverage levels if market conditions are such that insurance is not available or the cost of insurance makes it, in the Company's view, economically impractical.

        Severe or inclement weather risk.    Particularly in New England and the Metro New York/New Jersey area, we are exposed to risks associated with inclement or severe weather, including hurricanes, severe winter storms and coastal flooding. Severe or inclement weather may result in increased costs resulting from increased maintenance, repair of water and wind damage, removal of snow and ice, and, in the case of our development communities, delays in construction that result in increased construction costs and delays in realizing rental revenues from a community.

        A single catastrophe that affects one of our regions, such as an earthquake, that affects the West Coast or a hurricane or severe winter storm that affects the Mid-Atlantic, Metro New York/New Jersey or New England regions, may have a significant negative effect on our financial condition and results of operations.

        Climate change risk.    To the extent that significant changes in the climate occur in areas where our communities are located, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including significant property damage to or destruction of our communities, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal, state and local legislation and regulation based on concerns about climate change could result in increased capital expenditures on our existing properties and our new development properties (for example, to improve their energy efficiency and/or resistance to inclement weather) without a corresponding increase in revenue, resulting in adverse impacts to our net income.

        Terrorism risk.    We have significant investments in large metropolitan markets, such as Metro New York/New Jersey and Washington, D.C., which markets have in the past been or may in the future be the target of actual or threatened terrorist attacks. Future terrorist attacks in these markets could directly or indirectly damage our communities, both physically and financially, or cause losses that exceed our insurance coverage and that could have a material adverse effect on our business, financial condition and results of operations.

A significant uninsured property or liability loss could have a material adverse effect on our financial condition and results of operations.

        In addition to the earthquake insurance discussed above, we carry commercial general liability insurance, property insurance and terrorism insurance with respect to our communities on terms and in amounts we consider commercially reasonable. There are, however, certain types of losses (such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in the Company's view, economically impractical. If an uninsured property loss or a property loss in excess of insured limits were to occur, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could have a material adverse effect on our business and our financial condition and results of operations.

We may incur costs due to environmental contamination or non-compliance.

        Under various federal, state and local environmental and public health laws, regulations and ordinances, we may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties (including in some cases natural substances such as methane and radon gas) and may be held liable under these laws or common law to a governmental entity or to third parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the contamination. These damages and costs may be substantial and may exceed any insurance coverage we have for such events. The presence of these substances, or the failure to properly remediate the contamination, may adversely affect our ability to borrow against, develop, sell or rent the affected property. In addition, some environmental laws create or allow a government agency to impose a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

        The development, construction and operation of our communities are subject to regulations and permitting under various federal, state and local laws, regulations and ordinances, which regulate matters including wetlands protection, storm water runoff and wastewater discharge. These laws and regulations may impose restrictions on the manner in which our communities may be developed, and noncompliance with these laws and regulations may subject us to fines and penalties.

        Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of a number of the communities that we have acquired. We implement an operations and maintenance program at each of the communities at which ACMs are detected.

        We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities.

        Environmental agencies and third parties may assert claims for remediation or personal injury based on the alleged actual or potential intrusion into buildings of chemical vapors from soils or groundwater underlying or in the vicinity of those buildings or on nearby properties.

        All of our stabilized operating communities, and all of the communities that we are currently developing, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or groundwater sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operations. In connection with our ownership, operation and development of communities, from time to time we undertake substantial remedial action in response to the presence of subsurface or other contaminants, including contaminants in soil, groundwater and soil vapor beneath or affecting our buildings. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination or remediation costs exceed estimates. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.

        Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Certain molds may in some instances lead to adverse health effects, including allergic or other reactions. To help limit mold growth, we educate residents about the importance of adequate ventilation and request or require that they notify us when they see mold or excessive moisture. We have established procedures for promptly addressing and remediating mold or excessive moisture from apartment homes when we become aware of its presence regardless of whether we or the resident believe a health risk is presented. However, we cannot provide assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities that may exceed any applicable insurance coverage.

        Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which relate to the release or presence of hazardous or toxic substances or petroleum products at such properties.

        We cannot assure you that:

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  the environmental assessments described above have identified all potential environmental liabilities;

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  no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

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  no environmental liabilities have developed since the environmental assessments were prepared;

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  the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

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  future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

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  no environmental liabilities will arise at communities that we have sold for which we may have liability.

Our success depends on key personnel whose continued service is not guaranteed.

        Our success depends in part on our ability to attract and retain the services of executive officers and other personnel. Our executive officers make important capital allocation decisions or recommendations to our Board of Directors from among the opportunities identified by our regional offices. There is substantial competition for qualified personnel in the real estate industry, and the loss of our key personnel could adversely affect the Company.

Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to stockholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be subject to regular U.S. federal corporate income tax on our taxable income. In addition, unless we are entitled to relief under applicable statutory provisions, we would be ineligible to make an election for treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders. Thus, our failure to qualify as a REIT could also impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock.

        We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

        Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property and on taxable income that we do not distribute to our stockholders. In addition, we may through our taxable REIT subsidiaries hold certain assets and engage in certain activities that a REIT could not engage in directly. We also use taxable REIT subsidiaries to hold certain assets that we believe would be subject to the 100% prohibited transaction tax if sold at a gain outside of a taxable REIT subsidiary. Our taxable REIT subsidiaries are subject to U.S. tax as regular corporations. The Archstone Acquisition increased the amount of assets held through our taxable REIT subsidiaries.

Legislative or regulatory action related to federal income tax laws could adversely affect our stockholders, holders of debt securities and/or our business.

        On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the "TCJA"), was enacted. The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. Among the changes made by the TCJA are (i) permanently reducing the generally applicable corporate tax rate, (ii) generally reducing the tax rate applicable to individuals and other non-corporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, (iii) eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes), and (iv) for taxable years beginning after December 31, 2017 and before January 1, 2026, providing for preferential rates of taxation through a deduction of up to 20%

(subject to certain limitations) on most ordinary REIT dividends and certain trade or business income of non-corporate taxpayers. The TCJA also imposes new limitations on the deduction of net operating losses, which may result in us having to make additional taxable distributions to our stockholders in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on us or our stockholders or holders of our debt securities. Investors should consult their tax advisors regarding the implications of the TCJA on their investment in our common stock, preferred stock or debt securities.

        In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our common stock.

The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.

        There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

        Our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The Board of Directors may issue preferred stock without stockholder approval, which could allow the Board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

        To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of any taxable year. To maintain this qualification, and/or to address other concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially as defined in Section 13 of the Securities Exchange Act) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our Board of Directors may in its sole discretion waive or modify the ownership limit for one or more persons, but it is not required to do so even if such waiver would not affect our qualification as a REIT. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

        As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval (such as classifying our Board such that the entire Board is not up for re-election annually) that, if made or taken, could have the effect of discouraging or delaying a change in control.

Forward-looking Statements

        This prospectus, including the information incorporated by reference, contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "project," "plan," "may," "shall," "will," "outlook" and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  our potential development, redevelopment, acquisition or disposition of communities;

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  the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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  the timing of lease-up, occupancy and stabilization of apartment communities;

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  the pursuit of land on which we are considering future development;

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  the anticipated operating performance of our communities;

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  cost, yield, revenue, NOI and earnings estimates;

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  our declaration or payment of dividends;

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  our joint venture and investment fund activities;

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  our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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  our qualification as a REIT under the Code;

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  the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, New England, Metro New York/New Jersey and Pacific Northwest regions of the United States and in general;

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  the availability of debt and equity financing;

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  interest rates;

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  general economic conditions including the potential impacts from the economic conditions;

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  trends affecting our financial condition or results of operations; and

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  the impact of legal proceedings relating to casualty losses and related matters, including liability to third parties resulting therefrom.

        We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not undertake a duty to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus. These risks, uncertainties and other factors, which are described below and under "Risk Factors" elsewhere in this prospectus and in the documents incorporated by reference, may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

        Some of the factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:

  •
  we may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals;

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  we may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses;

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  construction costs of a community may exceed our original estimates;

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  we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues;

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  occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control;

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  financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the development of our pipeline which could limit our pursuit of opportunities;

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  our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness;

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  we may be unsuccessful in our management of investment funds and joint ventures, or any REIT vehicles that are used with any specific fund or joint venture, described in greater detail in our reports filed with the SEC that are incorporated by reference into this prospectus;

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  we may be unsuccessful in managing changes in our portfolio composition; and

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  our expectations, estimates and assumptions as of the date of this filing prospectus regarding the outcome of investigations and/or legal proceedings resulting from any pending casualty losses, are subject to change.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell an indeterminate number or amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Our SEC filings are available to the public free of charge from the SEC's website at http://www.sec.gov or on our website located at http://www.avalonbay.com. The information on our website is not a part of this prospectus.

        In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors may authorize the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." Our charter imposes limitations on the ownership and transfer of our stock. See "Limits on Ownership of Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay Communities, Inc., 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. AvalonBay's SEC file number is 001-12672. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23, 2018;

  •
  Current Report on Form 8-K, filed on February 22, 2018;

  •
  the description of the AvalonBay Communities, Inc. common stock in AvalonBay Communities, Inc.'s Registration Statement on Form 8-B, filed on June 8, 1995; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering memorandum and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: AvalonBay Communities, Inc., 671 N. Glebe Rd., Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

About AvalonBay Communities, Inc.

        AvalonBay Communities, Inc. is a REIT and an S&P 500 Index company that owns one of the largest portfolios of high-quality multifamily communities in the United States. We develop, redevelop, acquire, own and operate multifamily communities primarily in New England, the New York/New Jersey metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California. We

focus on leading metropolitan areas in these regions that we believe are characterized by growing employment in high wage sectors of the economy, higher cost of home ownership and a diverse and vibrant quality of life. We believe these market characteristics offer the opportunity for superior risk-adjusted returns over the long term on apartment community investments relative to other markets that do not have these characteristics. In selecting sites for development or acquisition, we favor locations that are near expanding employment centers and convenient to transportation, recreation areas, entertainment, shopping and dining.

        Our principal financial goal is to increase long-term shareholder value through the development, redevelopment, acquisition, ownership and, when appropriate, disposition of apartment communities in our markets. To help meet this goal, we regularly (i) monitor our investment allocation by geographic market and product type, (ii) develop, redevelop and acquire interests in apartment communities in our selected markets, (iii) selectively sell apartment communities that no longer meet our long-term strategy or when opportunities are presented to realize a portion of the value created through our investment and redeploy the proceeds from those sales and (iv) endeavor to maintain a capital structure that is aligned with our business risks with a view to maintaining continuous access to cost-effective capital. We pursue our development, redevelopment, investment and operating activities with the purpose of Creating a Better Way to Live. Our strategic vision is to be the leading apartment company in select US markets, providing a range of distinctive living experiences that customers value. We pursue this vision by targeting what we believe are among the best markets and submarkets, leveraging our strategic capabilities in market research and consumer insight and being disciplined in our capital allocation and balance sheet management. We pursue our development and redevelopment activities primarily through in-house development and in-house redevelopment teams, which are complemented by our in-house acquisition platform. We believe that our organizational structure, which includes dedicated development and operational teams in each of our regions, and strong culture are key differentiators, providing us with highly talented, dedicated and capable associates.

        We operate our apartment communities under three core brands Avalon, AVA and Eaves by Avalon. We believe that this branding differentiation allows us to target our product offerings to multiple customer groups and submarkets within our existing geographic footprint. The Avalon brand is our core offering, focusing on upscale apartment living and high end amenities and services in urban and suburban markets. Our AVA brand is designed for people who want to live in or near urban neighborhoods and in close proximity to public transportation, services, shopping and night-life. AVA apartments are generally smaller, many engineered for roommate living and feature modern design and a technology focus. Our Eaves by Avalon brand is designed for renters who seek good quality apartment living, often in a suburban setting, with practical amenities and services at a more modest price point.

        AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994, and has not terminated or revoked that election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control.

        Our principal executive offices are located at Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Chief Financial Officer. Our telephone number is 703-329-6300. Our website is located at www.avalonbay.com. Information on our website is not deemed to be a part of this prospectus. Our common stock is listed on the NYSE under the symbol "AVB."

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        Our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Ratios	4.20x	4.79x	3.94x	3.63x	1.35x

        The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

        There were no shares of preferred stock outstanding during the five year period covered by the table above.

Ratios of Earnings to Fixed Charges

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Ratios	4.20x	4.79x	3.94x	3.63x	1.35x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including the amortization of debt issuance costs) and capitalized interest.

How We Intend to Use the Proceeds

        Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities for one or more of the following:

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  capital expenditures, including for the acquisition, development and redevelopment of apartment communities;

  •
  potential acquisitions;

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  working capital;

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  repayment and refinancing of debt or, to the extent applicable, redemption of prior issuances of preferred stock; and

  •
  other general corporate purposes.

Description of Debt Securities

        We may issue debt securities, which we sometimes refer to in this prospectus as notes, in one or more series under one or more indentures, including debt securities that we may issue under an indenture, dated as of February 23, 2018, between us and The Bank of New York Mellon, as trustee, which has been filed as an exhibit to the registration statement of which this prospectus is a part. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the

Indenture and in the applicable debt securities of that series, and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, any supplemental indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

        Reopening of Prior Issues of Notes.    We may, from time to time, on one or more occasions and without the consent of the holders of the applicable series of debt securities, reopen one or more issues of debt securities we have previously issued under the Prior Indenture, as defined below. In each such instance, the debt securities that we issue would have the same terms and conditions (including maturity, interest payment terms and CUSIP number) as the then-outstanding debt securities of that series that we had issued on an earlier date, except for the issue date, issue price and, if applicable, the first interest payment date. After we issue such additional debt securities, they will be fungible with the other debt securities of that series issued on such earlier date or dates. If we issue any such debt securities, we will file a prospectus supplement that describes the terms of the debt securities of that series then-outstanding and any additional terms applicable to the debt securities that we will issue in connection with the reopening of that series of debt securities.

        When we refer to the "Prior Indenture," we are referring collectively to (1) the original Indenture dated as of January 16, 1998, referred to as the Original Indenture, (2) a First Supplemental Indenture, dated as of January 20, 1998, (3) a Second Supplemental Indenture, dated as of July 7, 1998, (3) an Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000 (the "Third Supplemental Indenture"), (4) a Fourth Supplemental Indenture, dated as of September 18, 2006, and (5) a Fifth Supplemental Indenture, dated as of November 21, 2014, each between AvalonBay and The Bank of New York Mellon (as successor trustee), as Trustee. We have filed the Original Indenture and each of the supplemental indentures referred to above as exhibits to this registration statement, and any description of the particular terms of any series of debt securities issued under the Prior Indenture that we offer as part of the reopening of that series is qualified by reference to the text of the Prior Indenture as filed.

General

        We may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities and whether the debt securities are senior or subordinated;

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  the aggregate principal amount of debt securities of the series and any limit thereon;

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  whether such debt securities are to be issuable in global form or in registered securities;

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  the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

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  the terms of any sinking fund or analogous provision;

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  if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of us or any other Person or into any other securities;

  •
  if other than Dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in Dollars for any purpose, and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

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  whether the securities will be secured;

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  the covenants subject to covenant defeasance;

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  the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

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  the identity of the depositary for the global debt securities;

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  the circumstances under which we will or any guarantor will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

  •
  if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

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  the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

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  if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

  •
  whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

  •
  the exchanges, if any, on which the debt securities of the series may be listed;

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  the price or prices at which the debt securities of the series will be sold;

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  if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

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  the Person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the Indenture;

  •
  any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

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  any other terms of debt securities of the series and any deletions from or modifications or additions to the Indenture in respect of such securities.

        As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties;

  (2)
  a change of control; or

  (3)
  a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at our office or at the office of our agent in the continental United States. However, we may, at our option, make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture;

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

  •
  a debt security owned by us or any obligor on the debt security or any of our affiliates or the affiliates of such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

        Except as described under "—Merger, Consolidation or Sale" below, we, and any guarantor, will do or cause to be done all things necessary to preserve and keep in full force and effect our, or its, existence, rights (by charter and statutory) and franchises. However, neither we, nor any guarantor, will be required to preserve any such right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of the business.

Maintenance of Properties

        We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment. Our obligations with respect to the maintenance of these properties is subject to our judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted in all material respects at all times. We and our Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our judgment, doing so is in our best interest and is not disadvantageous in any material respect to the holders of the debt securities, or (3) selling or otherwise disposing of any properties for value in the ordinary course of business.

Insurance

        We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by responsible companies in such amounts and covering all such risks as is reasonable as determined by us in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

        We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

  •
  all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our or any Subsidiary's income, profits or property;

  •
  all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon our property or the property of any Subsidiary; and

  •
  excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

        The following covenants and related definitions will apply to the notes:

        Aggregate Debt Test.    We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of our Debt would exceed 65% of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

        Secured Debt Test.    We will not, and will not permit any of our Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of our Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) our Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Company or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

        Debt Service Test.    We will not, and will not permit any of our Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.25 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.

        Maintenance of Total Unencumbered Assets.    As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our Unsecured Debt.

        Provision of Financial Information.    For so long as any notes are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision, we will deliver to the Trustee the annual reports, quarterly reports and other documents which we are required to file with the Commission pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the Commission. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any notes are outstanding, we will deliver to the Trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K disclosure ("management's discussion and analysis of financial condition and results of operations") that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the Commission if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable Commission rules and regulations.

        Reports and other documents filed by the Company with the Commission and publicly available via the EDGAR system or our website will be deemed to be delivered to the Trustee as of the time such filing is publicly available via EDGAR or our website for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or our website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the Trustee is entitled to rely exclusively on an officer's certificate).

        Definitions.    As used in this "Description of Notes," the following defined terms have the meanings indicated:

          "Acquisition Property" means a Property acquired by the Company or any Subsidiary of the Company during the most recent four (4) consecutive fiscal quarters.

          "Capitalized Property Value" means, with respect to any Person, (a) Property EBITDA of such Person for the four (4) consecutive fiscal quarters ended on a Reporting Date divided by (b) the Capitalization Rate.

          "Capitalization Rate" means 6.75%.

          "Corporation" includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term "corporation" means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.

          "Debt" means, without duplication, our aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Company, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected in our balance sheet as a capitalized lease, in accordance with GAAP; provided, that Debt also includes, to the extent not otherwise set forth above, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Company or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Company's or the Subsidiary's allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.

          "Development Property" means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36 month period following the issuance of such certificate of occupancy (provided that we may at our option elect to remove a Property from the category of Development Properties prior to the completion of the 36 month period, but any such Property may not be reclassified as a Development Property). The term "Development Property" shall include Property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Company or any Subsidiary upon completion of construction pursuant to a contract in which the seller of such Property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

          "EBITDA" means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.

          "Encumbered Asset Value" means, with respect to any Person, for any date, the portion of Total Assets serving as collateral for Secured Debt as of such date.

          "GAAP" and "generally accepted accounting principles" means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017, we may, in our sole discretion, determine compliance with the covenants contained in the Indenture using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2017 and prior to the date as of which compliance with the covenants in the Indenture is being determined ("Fixed GAAP"), and, solely for purposes of calculating the covenants as of such date, "GAAP" shall mean Fixed GAAP.

          "Intercompany Debt" means, as of any date, Debt to which the only parties are the Company and any of its Subsidiaries, but only so long as that Debt is held solely by any of the Company and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the Company to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Securities.

          "Interest Expense" means, for any period, our interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.

          "Property" means a parcel (or group of related parcels) of real property.

          "Property EBITDA" means, for any period, our EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.

          "Reporting Date" means the date ending the most recently ended fiscal quarter of the Company for which our consolidated financial statements are publicly available, it being understood that at any time when the Company is not subject to the informational requirements of the Exchange Act, the term "Reporting Date" shall be deemed to refer to the date ending the fiscal quarter covered by our most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, our annual financial statements delivered to the Trustee.

          "Secured Debt" means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.

          "Subsidiary" means, with respect to the Company or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Company.

          "Total Assets" means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Company and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by the Company or any Subsidiary during the four consecutive quarters ending on such date and Development Properties; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Company and its Subsidiaries at such time; (c) the current undepreciated book value of Development Properties and all land held for development; (d) the purchase price paid by the Company or any Subsidiary for any Acquisition Property; and (e) all other assets of the Company and its Subsidiaries. The Company shall have the option to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (c) or (d) above; provided, however, that if such election is made, any value attributable to such Properties under clause (c) or (d) above shall be excluded from the determination of the amount under clause (c) or (d). The value of any assets under clauses (b), (c), (d) and (e) above (excluding any assets classified as intangible under GAAP) shall be determined in accordance with GAAP.

          "Unencumbered Assets" means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date.

          "Unsecured Debt" means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our Property or other assets or the Property or other assets of any Subsidiary.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture and used in "Description of Debt Securities" to mean any of the following:

          (1)   default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

          (2)   default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

          (3)   failure to comply with any of our other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the Trustee or receipt by us and the Trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;

          (4)   failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $150,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the Trustee (or to us and the Trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding debt securities of that series);

          (5)   specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor, any Significant Subsidiary or any of their respective properties.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities; provided, however, that the Trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, premium, if any, or interest on any debt securities of such series, or in the payment of any sinking fund installment, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided further that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least 90 days after the occurrence thereof.

        If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences if:

  •
  we have paid or deposited with the Trustee a sum of money sufficient to pay all required payments as specified in the Indenture, including payments of the principal of, any premium and interest on the debt securities of such series, and specified compensation, expenses, disbursement and advances of the Trustee; and

  •
  all Events of Default with respect to the debt securities of such series, other than the non-payment of principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences, except:

  •
  a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any debt security of such series; or

  •
  in the case of any debt securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange; or

  •
  a continuing default in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities or involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action, it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other holder, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 calendar days after the close of each fiscal year, we must deliver to the Trustee an officer's certificate, signed by one of our specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification and Waivers

        The Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change our or any guarantor's obligation to pay Additional Amounts; or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security; or

  •
  adversely affect any right of repayment or repurchase at the option of any holder; or

  •
  change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt securities or guarantees are payable (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase); or

  •
  in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such debt securities in accordance with its terms; or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity; or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture and their consequences; or

  •
  modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

  •
  release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture;

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property; or

  •
  change the ranking of the debt securities of any series.

        The Indenture also contains provisions permitting us and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to evidence a successor to us or any guarantor, if applicable, as under the Indenture, or successive successions, and the assumption by any such successor of the covenants of us or any guarantor;

  •
  to add to our covenants or the covenants of any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the Indenture;

  •
  to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

  •
  to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

  •
  to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act;

  •
  to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

  •
  to provide for the issuance of additional debt securities, subject to the limitations established in the Indenture;

  •
  to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

  •
  to add to or change any provisions of the Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to amend or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

  •
  to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into our common equity, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Merger, Consolidation and Sale

        We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:

  •
  we are the continuing entity, or the successor entity (if other than us) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

  •
  immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  either we or the successor entity, in either case, shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) We shall be discharged from our obligations under the debt securities and the Indenture.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

        Upon our direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the Indenture (except for provisions that survive pursuant to the terms of the Indenture and the debt securities of such series), including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor's, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

  (A)
  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

  (B)
  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

  •
  we have paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officer's certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (A)
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

  (B)
  the obligations to register the transfer or exchange of those debt securities;

  (C)
  the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

  (D)
  the obligation to maintain an office or agent in the continental United States, in respect of those debt securities;

  (E)
  the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

  (F)
  the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

  (G)
  the rights, powers, trusts, duties and immunities of the trustee; or

  •
  to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of our rights (by declaration of trust and statute) and franchises and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

          The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or are bound;

  •
  in the case of legal defeasance, we shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

  (A)
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (B)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

  •
  solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  we shall have delivered to the Trustee an officer's certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Further Issuances

        We may, from time to time, without the consent of or notice to existing note holders, create and issue further notes having the same terms and conditions as the notes of any outstanding series in all respects, except for the issue date and, to the extent applicable, the issue price, the payment of interest accruing prior to the issue date and the first payment of interest. Additional notes issued in this manner will be consolidated with, and will form a single series of debt securities with, the previously outstanding notes of the related series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        The Bank of New York Mellon has been appointed to act as the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered indemnity or security reasonably satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

Book-Entry Securities

        The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in registered form, in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Delivery and Form

        The notes of each series will be represented initially by one or more permanent notes of such series in registered, global form without interest coupons (the "global notes"). These global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (the "depositary"), and registered in the name of the depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Except as set forth below, the global notes may be transferred, in whole and not in part, only to the depositary, a nominee of the depositary or to a successor of the depositary or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. The Trustee will initially act as registrar.

Book-Entry Procedures

        The Depository Trust Company.    The depositary has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of the depositary only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the depositary are recorded on the records of the participants and indirect participants.

        The depositary also has advised us that pursuant to procedures established by it:

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  upon deposit of the global notes, the depositary will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes; and

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  ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the depositary with respect to participants or by participants and the indirect participants with respect to other owners of beneficial interest in the global notes.

        Investors in the global notes who are participants may hold their interests therein directly through the depositary. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of the depositary. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.

        Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments in respect of the principal of and Make-Whole Amount, if any, and interest on a global note registered in the name of the depositary or its nominee will be payable by the paying agent to the depositary or its nominee in its capacity as the registered holder of a global note under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

        Consequently, neither we, the Trustee, nor any of our respective agents have or will have any responsibility or liability for:

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  any aspect of the depositary's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of the depositary's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

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  any other matter relating to the actions and practices of the depositary or any of its participants or indirect participants.

        The depositary has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, unless the depositary has reason to believe that it will not receive payment on such payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security, such as the global notes, as shown on the records of the depositary. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants, and will not be the responsibility of the depositary, the Trustee or us. Neither we nor the Trustee will be liable for any delay by the depositary or its participants in identifying the beneficial owners of the notes, and we and the Trustee may rely conclusively on and will be protected in relying on instructions from the depositary or its nominee as the registered owner of the global notes for all purposes.

        If less than all of the global notes of a series are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

        Interests in the global notes will trade in the depositary's same-day funds settlement system, and secondary market trading activity in such interest will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the depositary and its participants. Transfers between participants in the depositary will be effective in accordance with the depositary's procedures and will be settled in same-day funds.

        The depositary has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given direction. However, if there is an Event of Default under the notes of a series, the depositary reserves the right to exchange such notes for legended notes in certificated form, and to distribute such notes to its participants.

        Clearstream.    Clearstream Banking S.A. ("Clearstream") is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.

        Euroclear.    Euroclear Bank S.A./N.V. ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear operates its system under contract with Euroclear plc, a U.K. corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Euroclear is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission.

        Links have been established among the depositary, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.

        Although the depositary, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.

        When a Clearstream Participant or Euroclear Participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant's or Euroclear Participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        The information in this section concerning the depositary, Clearstream and Euroclear and their book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy or completeness thereof. None of us, the underwriters or the Trustee will have any responsibility for the performance by the depositary, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form of the same series:

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  if the depositary: (i) notifies us that it is unwilling or unable or no longer qualified to continue as depositary for the global note or (ii) has ceased to be a clearing agency registered under the Exchange Act and, in either case, and we thereupon fail to appoint a successor depositary within 90 days after this notice; or

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  upon the occurrence and continuance of an Event of Default under the Indenture in respect of the notes of such series; or

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  if we, at our option and subject to the procedures of the depositary, notify the Trustee in writing that we elect to cause issuance of such notes in certificated form.

        In addition, beneficial interests in a global note may be exchanged for certificated notes of the same series upon request but only upon at least 30 days' prior written notice given to the Trustee by or on behalf of the depositary in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued of the same series in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated notes, if any, may be exchanged for beneficial interests in global notes.

Description of Preferred Stock

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

  General

        Under our charter, AvalonBay is authorized to issue 50,000,000 shares of preferred stock, none of which are currently outstanding.

        Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The preferred stock will, when issued following the receipt of full consideration therefor, be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

  Terms

        You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

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  its title and stated value;

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  the number of shares of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

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  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

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  the date from which dividends on the preferred stock shall accumulate, if applicable;

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  any procedures for auction and remarketing;

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  any provision for a sinking fund;

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  any applicable provision for redemption;

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  any securities exchange listing;

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  the terms and conditions of conversion into common stock, including the conversion price or rate or manner of calculation thereof;

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  any other specific terms, preferences, rights, limitations or restrictions;

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  a discussion of applicable federal income tax considerations;

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  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

  Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

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  senior to all classes and series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

  Dividends

        Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) or amount(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.

        Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our stock ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred stock that rank on a parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

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  if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on a parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

  Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of such preferred stock may provide that, if no such shares of our stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our stock under the conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

        However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of the series simultaneously.

        In addition, except as described below, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) to preserve our status as a REIT, (2) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (3) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series to be redeemed;

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  the redemption price;

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  the place or places where certificates are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue from and after the redemption date;

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate; and

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  the specific number of shares to be redeemed from each the holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for the redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

  Liquidation preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

  Voting rights

        Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

The occurrence of any of the events described above in the immediately preceding bullet shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, provided that, the preferred stock remains outstanding with the terms thereof materially unchanged, or, if we are not the surviving entity in such transaction, the preferred stock is exchanged for a security of a surviving entity with terms that are materially the same as the preferred stock. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

  Conversion rights

        The terms and conditions upon which any series of preferred stock may be convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of the series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

  Restrictions on ownership

        For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the amendment to our charter designating each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See "Limits on Ownership of Stock."

  Transfer agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.

  General

        Under our charter, we have authority to issue 280,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of January 31, 2018, we had 138,095,504 shares of common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol "AVB."

  Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

  Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, the affirmative vote of the holders of a majority of all outstanding shares of common stock is required to elect a director.

  Liquidation/dissolution rights

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

  Other rights

        Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, (1) the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class are required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required.

  Restrictions on ownership

        For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock."

  Transfer Agent

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A., New York, New York.

Limits on Ownership of Stock

  Ownership limits

        For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals at any time during the last half of a taxable year. Additionally, the shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Code, or beneficially under Rule 13d-3 of the Exchange Act) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of Section 856(h) of the Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

        Under the Code, some types of entities, which includes pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.

  Shares owned in excess of the ownership limit

        Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

        Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares, except when Maryland law mandates class voting rights. In the event voting rights are mandated by Maryland law, the trustee shall be entitled to vote the shares of excess stock.

        Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.

  Right to purchase excess stock

        In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:

  (1)
  the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

  (2)
  the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or if no notice is given, the date our board of directors determines that such a transfer has been made or such a non-transfer event has occurred.

  General

        The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT and the board otherwise decides in its sole discretion that such action is in our stockholders' best interest.

        Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

        The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

Federal Income Tax Considerations and Consequences of Your Investment

        The following is a summary of certain material U.S. federal income tax considerations relating to (i) our qualification as a REIT, (ii) the ownership and disposition of shares of our common stock, and (iii) the ownership and disposition of certain of our debt securities. If we offer shares of preferred stock or debt securities pursuant to the prospectus, the applicable prospectus supplement will describe certain material U.S. federal income tax considerations relating to the ownership and disposition of those shares of preferred stock or, to the extent not discussed below, debt securities.

        Because this is a summary that is intended to address only certain material U.S. federal income tax considerations that generally will apply to all holders relating to (i) the ownership and disposition of our common stock, and (ii) the ownership and disposition of our debt securities, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a real estate investment trust, a financial institution, an insurance company, a pass-through entity or investor in such entities, a person holding shares of our common stock and/or our debt securities as part of a short sale, hedge, conversion, straddle, constructive sale or other integrated transaction for U.S. federal income tax purposes, a non-corporate taxpayer subject to the alternative minimum tax, a "controlled foreign corporation," a "passive foreign investment company," a person eligible for benefits under an income tax treaty to which the United States is a party, a U.S. expatriate, a U.S. stockholder whose "functional currency" (as defined in Section 985 of the Code) is not the U.S. dollar, or otherwise subject to special tax treatment under the Code;

  •
  except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations;

  •
  this summary deals only with common stock and debt securities held as "capital assets" within the meaning of Section 1221 of the Code;

  •
  with respect to the debt securities, this summary addresses only fixed rate debt securities issued by us without original issue discount, or OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

  •
  this discussion is not intended to be, and should not be construed as, tax advice.

        The information in this section is based on the current Code, applicable Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and a court could agree with the IRS. The following discussion describes the tax rules applicable to REITs as in effect as of the date of this prospectus and, with limited exceptions, does not address any rules that may have applied to us during prior periods.

        You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of (i) ownership and disposition of our common stock and/or (ii) ownership and disposition of our debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

Taxation of AvalonBay as a REIT

        We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

        Goodwin Procter LLP has acted as our tax counsel in connection with this registration statement. Goodwin Procter LLP is of the opinion that commencing with our taxable year ended on December 31, 1994, our form of organization and our prior, current, and proposed ownership and operations (as represented by us to Goodwin Procter LLP) are such as to have enabled us to qualify and continue to qualify as a REIT under the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.

        Goodwin Procter LLP's opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with our status as a REIT. In addition, this opinion is based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to have met and to meet on a continuing basis, through actual operating results, the asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not verified and will not verify our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 1994 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock or debt of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

        So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

  •
  We will be subject to regular U.S. federal corporate income tax on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

  •
  If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate rate on this income.

  •
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business unless such property has been held by us for two years or more and certain other requirements are satisfied.

  •
  If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% gross income test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the asset tests (other than a failure of the 5% or 10% asset tests by a de minimis amount) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest U.S. federal corporate income tax rate.

  •
  If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we may retain our REIT qualification, but we will have to pay a penalty equal to $50,000 for each such failure.

  •
  We will be subject to a nondeductible 4% excise tax on the excess of the required distributions over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

  •
  We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

  •
  If we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the applicable recognition period (currently, 5 years) beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular U.S. federal corporate income tax rate. Built-in gain is the excess of (x) the fair market value of the asset as of the beginning of the applicable recognition period over (y) the adjusted basis in such asset as of the beginning of such recognition period.

  •
  Income earned by our taxable REIT subsidiaries (other than any non-U.S. taxable REIT subsidiaries) will be subject to regular U.S. federal corporate income tax.

  •
  We may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders.

        Requirements for qualification as a REIT.    We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

        The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  4.
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  not more than 50% in value of the outstanding shares of which is owned during the last half of each taxable year, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified entities;

  7.
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that uses a calendar year for U.S. federal income tax purposes; and

  9.
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. Failure to comply with such requirements could subject us to monetary penalties.

        To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have retained any non-REIT earnings and profits at year-end and therefore believe that we satisfy this requirement.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        Taxable REIT Subsidiaries.    A "taxable REIT subsidiary" of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income tax. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

        Subsidiary REITs.    We may from time to time own interests in other entities that intend to qualify as REITs for federal income tax purposes. If any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below.

        Ownership of Partnership Interests by a REIT.    A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income for purposes of the REIT asset and income tests described below. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of these tests. Thus, our proportionate share of the assets and items of gross income of any entity taxable as a partnership for U.S. federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the REIT qualification requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        The assets of one of our joint ventures with Equity Residential include indirect interests in partnerships controlled by Equity Residential, and thus for purposes of our compliance with the REIT asset and gross income requirements we will be treated as owning our proportionate share of the assets and as receiving our proportionate share of gross income of the Equity Residential partnerships in which the joint venture has an interest. Although Equity Residential has agreed to operate those partnerships in compliance with the REIT requirements, we cannot assure you that such Equity

Residential partnerships will be operated in compliance with the REIT requirements. Failure by those partnerships to comply with the REIT requirements could potentially jeopardize our REIT status.

        The discussion above does not apply to our interest in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes was determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain "publicly traded partnerships" are treated as corporations for U.S. federal income tax purposes. A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market or the substantial equivalent thereof." However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. Moreover, certain publicly traded partnerships will avoid being treated as a corporation for U.S. federal income tax purposes if the partnership derives at least 90% of its gross income from certain specified sources of "qualifying income." We do not believe that any of our direct or indirect subsidiary partnerships should be treated as corporations under the publicly traded partnership rules. However, a contrary determination could prevent us from qualifying as a REIT.

        Under the Code, a partnership that is not treated as a corporation under the publicly traded partnership rules generally is not subject to U.S. federal income tax; instead, each partner is allocated its distributive share of the partnership's items of income, gain, loss, deduction and credit and is required to take such items into account in determining the partner's income. However, new rules applicable to federal income tax audits of partnerships effective for taxable years beginning after December 31, 2017, require the partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.

        Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate assets other than certain non-qualified debt instruments of publicly offered REITs, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, income and gain derived from foreclosure property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

        Rents received by us will qualify as rents from real property for purposes of the REIT gross income tests described above only if several conditions are met. First, the amount of rents from real property must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a taxable REIT subsidiary and (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased to the taxable REIT subsidiary is a hotel or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the fair market value as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for purposes of the REIT gross income tests, we may provide directly only an insignificant amount of services, unless those services are "customarily furnished or rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible tenant services" to tenants (except through an independent contractor from whom we derive no income and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have provided and expect to continue to provide services at our multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize our status as a REIT. We believe that any services with respect to our communities that may not be provided by us directly without jeopardizing our status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or taxable REIT subsidiaries.

        Taxable dividends from a taxable REIT subsidiary and gain from a sale or other taxable disposition of interests in a taxable REIT subsidiary will qualify under the 95% income test, but not the 75% income test. Our need to satisfy the 75% income test may adversely affect our ability to distribute earnings from, or dispose of our investment in, a taxable REIT subsidiary.

        We have earned and continue to earn amounts of nonqualifying income. For example, we earn fees related to the development and management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these and certain other activities has not affected and will not affect our ability to meet the gross income tests.

        Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay regular U.S. federal corporate income tax tax on its taxable income and gains.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income for such taxable year described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If we are not entitled to relief under these provisions, we will fail to qualify as a REIT. As discussed under "—Taxation of AvalonBay as a REIT" even if these relief provisions apply, we would be subject to tax to the extent we fail to meet the REIT gross income tests.

        Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

  1.
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of shares of our stock or certain of our debt.

  2.
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  3.
  except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITs or other securities that qualify as "real estate assets" for purposes of the test described in clause (1): the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; we may not own securities possessing more than 10% of the voting power of any one issuer's outstanding securities; and we generally may not own more than 10% of the value of the outstanding securities of any one issuer;

  4.
  not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

  5.
  not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

        Shares in other qualifying REITs are treated as "real estate assets" for purposes of the REIT assets tests, while shares of our taxable REIT subsidiaries do not qualify as "real estate assets."

        Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

        We believe that we have complied with the applicable asset tests with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure generally can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.

        Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (1) the failure is due to a violation of the 5% or 10% asset tests and is "de minimis" (for this purpose, a "de minimis" failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (2) the failure is due to a violation of any of the asset tests (other than "de minimis" violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, and (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred. If we must rely on the reasonable cause exception for failures that are not "de minimis" failures of the 5% or 10% asset tests, we must pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax rate applicable to corporations.

        Foreclosure Property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

        Hedging Transactions and Foreign Currency Gains.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests, provided that the hedging transaction is entered into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (3) to hedge against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or a sale of property that is being hedged against by the transaction described in clause (1) or (2). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

        Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset when we acquired it from a "C" corporation in a carry-over basis transaction will be included in our REIT taxable income. See "—Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        For taxable years beginning before January 1, 2015, in order for our distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

        Generally, we anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.

        We may seek to satisfy our distribution requirements by making taxable stock dividends. Moreover, we may determine to utilize certain stock dividends the proper treatment of which is not entirely clear without obtaining a private letter ruling from the IRS confirming the treatment of the stock dividend as a taxable stock dividend. In that case, it is possible that the IRS could challenge our treatment of the stock dividend as a taxable stock dividend, and if such challenge were successful the stock dividend would not count towards satisfying our distribution requirements.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to regular U.S. federal corporate income tax on these retained amounts.

        We will be subject to a nondeductible 4% excise tax on the excess of the required distributions over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  1.
  85% of our REIT ordinary income for the year;

  2.
  95% of our REIT capital gain net income for the year; and

  3.
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

        Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

        Failure of AvalonBay to Qualify as a REIT.    If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will avoid disqualification as a REIT if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to regular U.S. federal corporate income tax on our taxable income.

Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

        When we refer to a U.S. stockholder, we mean a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

  1.
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  2.
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

  3.
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  4.
  a trust that is subject to the primary supervision of a United States court and the control of one or more U.S. persons or that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring our common stock, you should consult your tax advisors.

        A "non-U.S. stockholder" is a holder that is a nonresident alien individual or a foreign corporation for U.S. federal income tax purposes.

        Distributions by AvalonBay.    So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income. In general, our dividends will not be eligible for the dividends received deduction generally available for corporations and will not qualify for treatment as qualified dividend income taxed as net capital gain by non-corporate stockholders.

        In addition, for tax years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers (including individuals) generally may deduct 20% of dividends received from REITs, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed a U.S. stockholder's adjusted basis in its shares will be treated as gain from the sale or exchange of such shares, taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and our stockholders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

        The above applies regardless of whether the distributions by us are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan. This discussion applies equally to distributions payable in cash and taxable stock distributions.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends generally are taxed to U.S. stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. Designations made by us will be effective only to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as "undistributed capital gain." We will be subject to regular U.S. federal corporate income tax on any undistributed capital gains and our earnings and profits will be adjusted appropriately. On such a designation, a U.S. stockholder:

  1.
  will include in its income as long-term capital gains its proportionate share of such undistributed capital gains;

  2.
  will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder's tax liability on the undistributed capital gains; and

  3.
  will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.

        We will classify portions of any designated capital gain dividend or undistributed capital gains as either (1) a 20% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20% or (2) an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%. We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. In addition, with respect to our non-corporate U.S. stockholders, dividends (other than capital gain dividends and dividends taxed at net capital gains rates) generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares of our common stock as investment income for purposes of the investment interest limitation, in which case such amounts otherwise taxable as capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through and U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Sales of Shares.    Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash and the fair market value of any property received on the sale or other disposition and (y) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain), the stockholder's tax bracket and the stockholder's status (i.e., as an individual or other noncorporate U.S. stockholder or as a corporate U.S. stockholder). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate U.S. stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.

        Medicare Tax on Unearned Income.    A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her "net investment income" for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our common stock (without regard to the 20% deduction allowed by Section 199A of the Code) and gain from the sale of our common stock. If you are a U.S. investor that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Treatment of Tax-Exempt Stockholders

        Provided that a tax-exempt stockholder has not held its common stock as "debt financed property" within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

        However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our company will generally constitute UBTI; however, an organization exempt under Section 501(c)(9) or (c)(17) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "pension trusts."

        A REIT is a pension-held REIT if it meets the following two tests:

  1.
  it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  2.
  either (a) at least one pension trust holds more than 25% of the value of the REIT's stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

        For pension-held REITs, the percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies, in which case no dividends are treated as UBTI, where this percentage is less than 5% for any taxable year. Before investing in our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of an investment in our common stock.

U.S. Taxation of Non-U.S. Stockholders

        Distributions by AvalonBay.    Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gain dividends will be treated as dividends taxed as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under many treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of our current and accumulated earnings and profits (not attributable to gains from disposition of U.S. real property interests) that exceed the non-U.S. stockholder's basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of its common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits (not attributable to gains from disposition of U.S. real property interests) that do not exceed the adjusted basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder's adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

        Subject to the discussion below regarding capital gain dividends and FIRPTA, we expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

  1.
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate with us; or

  2.
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with such non-U.S. stockholder's trade or business within the U.S.

        We may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a non-U.S. stockholder that we designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  1.
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  2.
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on his or her net U.S. source capital gains.

        Subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock and the special rules for "qualified foreign pension funds" or "qualified shareholders," under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. The term "U.S. real property interests" includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

        We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of U.S. real property interests. Under long-standing regulations, we also may be required to withhold 35% of any distributions to non-U.S. stockholders that we designate as capital gain dividends, including any distributions that could have been designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year.

        A non-U.S. stockholder that owns, actually or constructively, no more than 10% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to the 21% FIRPTA withholding tax with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, and also should not be subject to the 35% capital gain dividend withholding tax, provided that our common stock is regularly traded on an established securities market. Instead, any distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

        Sale of Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

  1.
  the investment in our common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;

  2.
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  3.
  our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

        Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. For these purposes, since December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

        Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

        Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 10% or smaller holders of regularly traded classes of stock is satisfied.

        Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

  1.
  the class or series of stock sold is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE; and

  2.
  the selling non-U.S. stockholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax.

        Special FIRPTA Rules.    To the extent our stock is held directly (or indirectly through one or more partnerships) by a "qualified shareholder," it will not be treated as a U.S. real property interest for such qualified shareholder. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a U.S. real property interest. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a "qualified collective investment vehicle" (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more "applicable investors," the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder's stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a U.S. real property interest will be treated as amounts realized from the disposition of U.S. real property interest. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an "applicable investor" is person (other than a qualified shareholder) who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

        The FIRPTA rules do not apply to any U.S. real property interest held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a "qualified foreign pension fund" or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a "qualified foreign pension fund" is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Taxation of U.S. Holders of Our Debt Securities

        This summary addresses fixed rate debt securities issued by us without OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        When we refer to a "U.S. holder," we mean a beneficial owner of the debt securities that is for U.S. federal income tax purposes:

  (1)
  a citizen or resident, as defined in Code Section 7701(b), of the United States;

  (2)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  (4)
  a trust that is subject to the primary supervision of a United States court and the control of one or more U.S. persons or that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.

        Payments of interest.    Stated interest on our debt securities will be includable in income of a U.S. holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. holder's regular method of tax accounting.

        Original issue discount.    If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount, or OID, for U.S. federal income tax purposes unless the difference between the debt security's issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to the difference and must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of tax accounting. Generally, the "issue price" of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a debt security is the total of all payments to be made under the debt security, other than "qualified stated interest," and, generally, is expected to equal the principal amount of the debt security. "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate that properly takes into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

        U.S. holders may, upon election, include in income all interest, including stated interest, de minimis OID, market discount, and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, that accrues on the debt securities by using the constant yield method applicable to OID, subject to limitations and exceptions.

        Disposition of Debt Securities.    Except as discussed above, upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. holder's adjusted tax basis in the debt security. A

U.S. holder's adjusted tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Taxation of Non-U.S. Holders of Debt Securities

        When we refer to a "non-U.S. holder" we mean a beneficial owner of the debt securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes. The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. tax laws, as well as tax treaties, with regard to an investment in the debt securities.

        Payments of principal and interest (including OID) on the debt securities beneficially owned by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding the Foreign Account Tax Compliance Act, or FATCA, withholding; provided, in the case of interest (including OID), each of the following conditions is met:

  (1)
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the non-U.S. holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to us; and

  (3)
  the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

        In order for a non-U.S. holder to qualify for the above exemption from taxation on interest (including OID), the "withholding agent" (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the non-U.S. holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a "United States person" within the meaning of the Code and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner's appropriate IRS Form W-8 to the withholding agent. An appropriate IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new, appropriate IRS Form W-8.

        A non-U.S. holder will not be subject to U.S. federal income and withholding taxes on any gain realized on the sale, exchange or other disposition of the debt securities, subject to the discussion below regarding FATCA withholding, unless the gain is effectively connected with a trade or business conducted by such non-U.S. holder in the United States or, in the case of an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If a non-U.S. holder engages in a trade or business in the United States, and if interest (including OID) on the debt security (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such non-U.S. holder of such trade or business (and where an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the non-U.S. holder's effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security will be included in the non-U.S. holder's effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Information Reporting and Backup Withholding Tax Applicable to Stockholders and Holders of Debt Securities

        U.S. Stockholders and U.S. Holders of Debt Securities.    In general, information reporting requirements will apply to (i) payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, and (ii) payments on the debt securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase or other disposition of a the debt securities) to a U.S. holder, unless an exception applies. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  (3)
  the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or

  (4)
  in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest, dividends, or OID described in Code Section 3406(c).

        Some U.S. stockholders and U.S. holders, including corporations and tax exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder or holder of debt securities will be allowed as a credit against the stockholder's or holder's U.S. federal income tax and may entitle the stockholder or holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

        Non-U.S. Stockholders.    Information reporting requirements and backup withholding may apply to payments of distributions on our common stock to a non-U.S. stockholder. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or the stockholder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Information reporting and backup withholding also may apply to proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our common stock unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. status on an applicable IRS Form W-8 or substantially similar form, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our common stock if the non-U.S. stockholder receives those proceeds through a broker's foreign office. Any amount withheld under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

        Non-U.S. Holders of Debt Securities.    Information reporting requirements and backup withholding may apply to interest payments on the debt securities to a non-U.S. holder. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such holder or the holder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the claimed exemption is not in fact satisfied. Information reporting and backup withholding also may apply to proceeds a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities unless the non-U.S. holder properly certifies to the applicable withholding agent its non-U.S. status on an applicable IRS Form W-8 or substantially similar form, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities if the non-U.S. holder receives those proceeds through a broker's foreign office. Any amount withheld under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

Other Tax Consequences for AvalonBay, its Stockholders and Holders of Debt Securities

        Other U.S. Federal Income Tax Withholding and Reporting Requirements; FATCA.    The FATCA provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation will apply after December 31, 2018 with respect to the gross proceeds of a disposition of property that can produce U.S. source interest or dividends and currently applies with respect to other withholdable payments.

        Recent Tax Legislation.    The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Code, including a number of provisions of the Code that affect the taxation of businesses and their owners, including REITs, their stockholders and holders of their debt securities. Among other changes not reflected in the discussion above, the TCJA made the following changes:

  •
  For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, a deduction equal to 20% of dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

  •
  The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our taxable REIT subsidiaries and by us to the extent we were subject corporate U.S. federal income tax.

  •
  Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our taxable REIT subsidiaries.

  •
  Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our taxable REIT subsidiaries.

  •
  A U.S. tax-exempt stockholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

  •
  New accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The effect of the TCJA on us, our stockholders, and holders of our debt securities is uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us, our stockholders or holders of our debt securities.

        Additional Legislative or Other Actions Affecting REITs.    The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our stockholders or holders of our debt securities. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders and our holders of debt securities may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our common stock and/or our debt securities.

        Certain State, Local, and Non-U.S. Taxes.    AvalonBay, its subsidiaries, its stockholders and holders of the debt securities may be subject to state, local and foreign tax in states, localities or foreign countries, including those in which we or they transact business or reside. The state, local and foreign tax treatment of AvalonBay, its stockholders, and holders of the debt securities may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or debt securities. To the extent that we and our taxable REIT subsidiaries are required to pay federal, state, local or foreign taxes, we will have less cash available for distribution to stockholders.

Plan of Distribution

        We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through dealers or agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

        If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Experts

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Legal Matters

        Certain legal matters with respect to the securities to be offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.